UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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SCIENTIFIC-ATLANTA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 27, 2005

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Scientific-Atlanta, Inc. to be held on Thursday, November 3, 2005, at 9:00 a.m., local time, at our offices located at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044. At this year’s meeting, the shareholders will consider the following:

1.	The election of three directors;

2.	The ratification of the selection of the independent accountant;

3.	The re-approval of our amended Senior Officer Annual Incentive Plan;

4.	The approval and adoption of the 2005 Equity Plan for Non-Employee Directors; and

5.	Such other matters as may properly come before the meeting and at any adjournments thereof.

During this year’s voting process, you may access electronic copies of the 2005 annual meeting materials on Scientific-Atlanta’s investor relations web site at www.scientificatlanta.com under the button labeled “Investor Relations.” Our Investor Relations website also provides documents and information related to our corporate governance.

We look forward to seeing you at the annual meeting.

Sincerely,

Michael C. Veysey

Senior Vice President, General Counsel and

Corporate Secretary

Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044

SCIENTIFIC-ATLANTA, INC.

2005 ANNUAL MEETING OF SHAREHOLDERS

SCIENTIFIC-ATLANTA, INC.

2005 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETIN G

Time:	9:00 a.m., Thursday, November 3, 2005

Place:	Scientific-Atlanta, Inc. 5030 Sugarloaf Parkway Lawrenceville, Georgia 30044

Items of Business:	1. Elect the following directors: • David W. Dorman, • William E. Kassling, and • Mylle H. Mangum.

2. Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending June 30, 2006.

3. Re-approve the Senior Officer Annual Incentive Plan, as amended, for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

4. Approve and adopt the 2005 Equity Plan for Non-Employee Directors.

5. Transact such other business as may properly come before the meeting and any adjournment.

Who May Vote:	You can vote if you were a shareholder of record at the close of business on September 15, 2005.

Documents:	Included in this mailing are:
1. A proxy solicited by our Board, 2. Our Notice of 2005 Annual Meeting, 3. Our 2005 Proxy Statement and 4. Our 2005 Annual Report.

Proxy Voting:	Your vote is important. Please vote in one of these ways:

1.      Visit the web site listed on your proxy card;

2.      Use the toll-free telephone number listed on your proxy card; or

3.      Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Electronic Delivery:	During this year’s voting process you may consent to receive future annual meeting materials on the Internet, instead of using the traditional paper-based delivery system. You may access electronic copies of the 2005 Annual Meeting materials on Scientific-Atlanta’s investor relations web site at www.scientificatlanta.com under the button labeled “Investor Relations.”

By Order of the Board of Directors, Michael C. Veysey, Corporate Secretary, September 27, 2005.

i

SCIENTIFIC-ATLANTA, INC.

2005 ANNUAL MEETING OF SHAREHOLDERS

PROXY STAT EMENT

GENERAL INFORMATI ON

Why am I receiving these annual meeting materials?

The Board of Directors of Scientific-Atlanta is providing these materials to you in connection with our 2005 Annual Meeting of Shareholders. As a shareholder, you are invited to attend the meeting and are entitled to vote on the proposals described in this proxy statement.

The meeting will be held at 9:00 a.m., local time, on November 3, 2005 at our principal executive offices located at 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044. These proxy materials are first being mailed to shareholders on or about September 27, 2005.

What is the purpose of the annual meeting?

At the annual meeting, the shareholders will act upon the matters outlined in the notice of meeting, including the election of three directors and ratification of the selection of the independent accountant. Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” the ratification of the selection of the independent accountant;

•	“FOR” the re-approval of the Senior Officer Annual Incentive Plan; and

•	“FOR” the approval and adoption of the 2005 Equity Plan for Non-Employee Directors.

In addition, on our proxy card you are being asked to consent to access future proxy material electronically on the Internet rather than receive paper copies in the mail.

At the annual meeting, our management will report on the performance of Scientific-Atlanta during fiscal year 2005 and respond to questions from shareholders.

Representatives of Ernst & Young are also expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Where can I find out more about Scientific-Atlanta’s corporate governance initiatives?

The Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of Scientific-Atlanta. The documents relating to the 2005 Annual Meeting of Shareholders, corporate governance policies established by the Board and other board governance information, including the following, can be found on Scientific-Atlanta’s investor relations web site at www.scientificatlanta.com under the button labeled “Investor Relations”:

•	Our Code of Conduct which applies to our directors and all employees, including the senior financial officers;

•	Our Board Corporate Governance Guidelines (attached as Appendix C to these proxy materials);

•	The charters for our Audit Committee, Governance and Nominations Committee and the Human Resources and Compensation Committee (HRCC);

•	Section 16 filings of Scientific-Atlanta’s directors and executive officers in accordance with Section 403 of the Sarbanes-Oxley Act; and

•	Information regarding our compliance officer and internal audit function.

We will also disclose any amendment to, or waiver from, a provision of our Code of Conduct that applies to a director or an executive officer, including the chief executive officer, chief financial officer or controller by posting such information on the Internet website described above.

Our Code of Conduct, Board Corporate Governance Guidelines and the charters for our Audit Committee, Governance and Nominations Committee and HRCC are available in print to any shareholder who requests it. Such requests should be made in writing addressed to: Office of the General Counsel, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, GA 30044.

How does the Board determine which directors are independent?

After broad consideration of the relevant facts and circumstances, the Board has affirmatively determined that each director, except for Mr. McDonald, is independent based on the fact that he or she does not have a material relationship with Scientific-Atlanta. All of the directors who were determined to be independent by the Board met the following categorical standard: the director was not an executive officer of a company that makes payments to, or receives payments from, Scientific-Atlanta for property or services in an amount which, in any fiscal year within the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition, under the Board Corporate Governance Guidelines, each director is required to maintain our standards of conduct and integrity, including complying with the Scientific-Atlanta Code of Conduct. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Governance and Nominations Committee. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. Scientific-Atlanta will not enter into any contract, agreement or other arrangement (hereafter collectively “arrangement”) involving a payment (other than regular director’s fees and compensation) to a non-management director unless, after considering all material and relevant facts, the Governance and Nominations Committee determines by vote of a majority of the disinterested directors that the arrangement is fair to Scientific-Atlanta and is otherwise appropriate.

How can I contact our Board or chief compliance officer?

Any person, including any shareholder, who has a concern about Scientific-Atlanta’s governance, by-laws, corporate conduct, business ethics or financial practices may communicate that concern to the Board of Directors, including its lead director and non-management directors, by writing to the Board in care of the Office of the Corporate Secretary, Scientific-Atlanta, Inc., P.O. Box 465447, 5030 Sugarloaf Parkway, Lawrenceville, GA 30042.

In addition, the Audit Committee has established a separate dedicated hotline, administered by an independent third party, to receive directly on a confidential, anonymous basis any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters at:

888-339-6397.

Finally, Scientific-Atlanta maintains a confidential reporting mechanism that permits employees and other interested parties to report possible violations of law, company policy or government regulations directly to senior corporate management and is administered by its chief compliance officer at:

866-598-2666 (U.S. toll free) or

770-236-4839 (outside the U.S.).

Who may vote?

All shareholders of record as of the close of business on the record date of September 15, 2005 may vote. As of September 15, 2005, we had 153,479,642 shares of common stock outstanding and entitled to vote.

How much does each share count?

Each share of Scientific-Atlanta common stock, $0.50 par value per share, is entitled to one vote. The presence at the meeting, in person or by proxy, of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted to determine a quorum.

What does it mean if I receive more than one proxy card?

You will receive a proxy card for each account you have. Please vote proxies for all accounts to ensure that all your shares are voted.

How do I give voting instructions?

If your shares are registered directly in your name with Scientific-Atlanta’s transfer agent, The Bank of New York, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you.

If you are the shareholder of record, you may attend the annual meeting and give instructions in person. You may also give voting instructions via the Internet, telephone or mail as described below. The proxy committee, named on the enclosed proxy card, will vote all properly executed proxies that are delivered pursuant to this solicitation and not subsequently revoked in accordance with the instructions given by you.

If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of such shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares.

If you are a beneficial owner of shares, your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares. As the beneficial owner, you are invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you have obtained a signed proxy from the record holder giving you the right to vote the shares.

How do I vote via the Internet?

If you are a shareholder of record, the web site for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail.

If you vote on the Internet, you do NOT need to return your proxy card. The deadline for voting via the Internet is 5:00 p.m., Atlanta local time, on November 2, 2005.

If you are a beneficial owner, or hold your shares in street name, please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote via the Internet.

How do I vote by telephone?

If you are a shareholder of record, you can vote your shares by telephone by calling the toll-free telephone number shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

If you vote by telephone, you do NOT need to return your proxy card. The deadline for voting by telephone is 5:00 p.m., Atlanta local time, on November 2, 2005.

If you are a beneficial owner, or hold your shares in street name, please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote by telephone.

If you vote by telephone, you will also be given the opportunity to consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail.

How do I vote by mail?

If you are a shareholder of record, you may simply mark the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you wish to consent to view future proxy statements and annual reports on the Internet, check the box provided on the card.

If you hold your shares in street name, you must sign the voting instruction card provided by your broker or nominee and mail it in the accompanying postage-paid envelope. If you wish to view future proxy statements and annual reports electronically, please contact your broker or nominee.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers’ unvoted shares, which are referred to as broker non-votes, on certain routine matters.

At the meeting, shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors and the ratification of selection of independent accountant, but will not be counted for any other matters to be voted on because these other matters are not considered routine. If you hold your shares directly in your name, they will not be voted if you do not provide a proxy.

What if I return my proxy card but do not provide voting instructions?

If you sign and return your proxy, but do not provide voting instructions, your shares will be voted as follows:

•	“FOR” each of the nominees to the Board;
•	“FOR” the ratification of selection of independent accountant;
•	“FOR” the re-approval of the Senior Officer Annual Incentive Plan; and
•	“FOR” the approval and adoption of the 2005 Equity Plan for Non-Employee Directors.

In addition, the holders of the proxies will vote in their discretion on any other matters properly presented.

How can I revoke a proxy?

You may revoke a proxy by any one of the following three actions:

1.	delivering an instrument revoking the proxy to our Corporate Secretary,
2.	delivering a later dated proxy to our Corporate Secretary, or
3.	voting in person.

Attendance at the annual meeting, in and of itself, will not constitute a revocation of a proxy.

Who will bear the cost of soliciting votes for the annual meeting?

We have engaged Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, banks and their nominees which are shareholders of record, at a cost of approximately $8,000 plus reasonable expenses. We will pay the costs of this solicitation, including the cost of preparing and mailing this proxy statement.

In addition to solicitations by mail, our directors and regular employees may solicit proxies in person or by telephone or other method. In such case, these directors or employees, as the case may be, would not receive any compensation in addition to their regular compensation as directors or employees for such solicitation.

Who counts the votes?

Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by us to act as the inspectors of election for the meeting. All proxies and other voting materials are kept confidential and are not disclosed to us, subject to standard exceptions.

What are some of the considerations relating to electronic access of annual meeting materials?

The following are some things to note about electronic access of future annual meeting materials:

•	Choosing online access of future annual meeting materials is voluntary.

•	Accessing your Scientific-Atlanta annual meeting materials online requires that you have access to the Internet, which may result in charges to you from your Internet service provider and/or telephone companies.

•	If you elect to access future annual meeting material on the Internet and we choose to distribute these materials electronically because this alternative is cost effective, you will still receive a paper copy of the notice of annual meeting of shareholders and a proxy card in the mail to vote your shares. The proxy card will contain the Internet address for viewing the annual report and proxy statement, and instructions for electronic voting.

•	Your consent will be effective for accessing all future Scientific-Atlanta annual reports, notices of annual meeting and proxy statements, and will continue in effect unless it is revoked by you.

•	You may revoke your election if you change your mind after consenting by calling 1-800-524-4458. Also, even if you elect to view our annual meeting materials online, you will still be able to request printed copies of the annual report and proxy statement.

•	If you do not sign up for this service, you will continue receiving paper copies of these documents by U.S. mail.

Whether you register for Internet access to the annual meeting documents or not, you will be able to choose how you want to vote your shares: via telephone, Internet or U.S. mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Scientific-Atlanta Articles of Incorporation provide for the division of the Board into three classes, with the directors in each class serving for a term of three years. The nominees for director to be elected to serve until the annual meeting of shareholders in 2008 are: David W. Dorman, William E. Kassling and Mylle H. Mangum. All of the nominees for election as directors at this meeting, and all directors whose term of office will continue after the annual meeting, are currently directors of Scientific-Atlanta.

The Board is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons designated as proxy holders in the accompanying proxy card(s) (or their substitutes) will vote for such substitute nominee or nominee(s) as may be designated by the Board unless the Board reduces the number of directors accordingly.

NOMINEES FOR TERMS EXPIRING IN 2008

DAVID W. DORMAN	Director since 1998 Age 51

Mr. Dorman has been Chairman of the Board and Chief Executive Officer of AT&T Corporation, a company that provides internet and transaction-based voice and data services, since November 2002. Mr. Dorman was President of AT&T from 2000 to 2002 and the Chief Executive Officer of Concert, a former global venture created by AT&T and British Telecommunications, from 1999 to 2000. Mr. Dorman is a director of AT&T and Yum! Brands, Inc.

WILLIAM E. KASSLING	Director since 1990 Age 61

Mr. Kassling has served as Chairman of the Board of Westinghouse Air Brake Technologies Corporation, which is doing business as Wabtec Corporation and is a provider of equipment and services for the global rail industry, since 1990. Since May 2004, he has also served as Wabtec’s President and Chief Executive Officer. He previously served as Chief Executive Officer of Wabtec from March 1990 to February 2001. Mr. Kassling is also a director of Parker-Hannifin Corporation.

MYLLE H. MANGUM	Director since 1993 Age 57

Ms. Mangum has served as Chief Executive Officer of International Banking Technologies, a provider of branch banking solutions, since October 2003. From July 2002 to October 2003, Ms. Mangum served as Chief Executive Officer of True Marketing Services, LLC, a marketing services company. She was Chief Executive Officer of MMS Incentives, LLC, a private equity company concentrating on high-tech marketing solutions, from May 1999 to June 2002. Ms. Mangum is a director of Barnes Group, Inc., Haverty Furniture Companies, Inc., Payless ShoeSource, Inc., Respironics, Inc. and Emageon, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2006

MARION H. ANTONINI	Director from 1990-2002 and since February 2003 Age 75

Mr. Antonini served as director of Scientific-Atlanta from 1990 until he retired in November 2002. In February 2003, the Board of Directors re-elected Mr. Antonini as a director. Mr. Antonini has been a Principal in Kohlberg & Company, a private merchant banking firm, since March 1998 and has served as a director and an executive for many companies in which Kohlberg & Co. held an interest. One of these, Printing Arts America, a private commercial printing company, filed a Chapter 11 bankruptcy petition in October 2001, within two years of Mr. Antonini’s resignation as its President. Mr. Antonini is a director of Engelhard Corporation, Orion Food Systems, L.L.C. and Redaelli Tecna S.p.A.

DAVID J. McLAUGHLIN	Director since 1987 Age 69

Mr. McLaughlin has been President and Chief Executive Officer of Pentacle Press LLC, a publishing company, since December 1999. He served as Vice Chairman of Troy Biosciences Incorporated, a company that develops and markets insect control products, from January 2000 to December 2002, and as President and Chief Executive Officer of Troy Biosciences Incorporated from July 1996 through 1999. He is a director of Smart & Final, Inc. and Troy Biosciences Incorporated.

JAMES V. NAPIER	Director since 1978 Age 68

Mr. Napier served as the Chairman of Scientific-Atlanta’s Board of Directors from November 1992 to November 2000. Mr. Napier is a director of Engelhard Corporation, Intelligent Systems Corporation, McKesson Corporation, Vulcan Materials Company and Wabtec Corporation.

SAM NUNN	Director since 1997 Age 67

Mr. Nunn has served as Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a charitable organization working to reduce the global threats from nuclear, biological and chemical weapons, since January 2001. He also has served as a distinguished professor in the Sam Nunn School of International Affairs at the Georgia Institute of Technology since 1997. From 1997 to December 2003, he was a partner in the law firm of King & Spalding LLP and, from 1972 through 1996, he represented the state of Georgia in the United States Senate. Mr. Nunn is a director of Chevron Corporation, The Coca-Cola Company, Dell Inc., General Electric Company, and Internet Security Systems, Inc.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2007

JAMES I. CASH, JR.	Director since 2001 Age 57

Dr. Cash served on the Harvard Business School faculty from July 1976 to September 2003 and as chairman of the MBA program from 1992 to 1995. Dr. Cash is a director of The Chubb Corporation, General Electric Company, Microsoft Corporation and Phase Forward Incorporated.

JAMES F. McDONALD	Director since 1993 Age 65

Mr. McDonald has served as President and Chief Executive Officer of Scientific-Atlanta since July 1993 and Chairman of the Board of Scientific-Atlanta since November 2000. Mr. McDonald is a director of Burlington Resources, Inc., Mirant Corporation and NDCHealth Corporation.

TERENCE F. McGUIRK	Director since 2001 Age 54

Mr. McGuirk has served as Vice Chairman of Turner Broadcasting System, Inc., a subsidiary of Time Warner Inc. and a producer of news and entertainment products and provider of programming for the basic cable industry, since April 2001. In addition, as Chairman and President of the Atlanta Braves, he has maintained executive oversight of all aspects of this baseball franchise, including player personnel, team operations and Turner Field, since April 2001. From 1996 to 2001, Mr. McGuirk was Chairman and Chief Executive Officer of Turner Broadcasting System, Inc. Mr. McGuirk is a director of Haverty Furniture Companies, Inc.

Directors are elected by a plurality of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote in the election. Votes may be cast for or withheld from each nominee. Abstentions may not be specified with respect to the election of directors. The withholding of authority by a shareholder will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors engages in active, independent and informed oversight of Scientific-Atlanta’s business and affairs, including its senior management, and it has taken actions to set the overall corporate tone for ethical behavior, sound business practices and quality financial reporting.

The Board met seven times during fiscal year 2005 to consider matters related to the business of Scientific-Atlanta. Each director attended 90 percent or more of the aggregate of the total number of meetings of the Board and the committees of which he or she was a member during the portion of fiscal year 2005 that he or she served as a director or committee member. All directors attended the Scientific-Atlanta 2004 annual meeting of shareholders, except that Mr. McDonald participated by telephone. Non-management directors, all of whom are independent, met five times during fiscal year 2005. In February 2005, Mr. Nunn was appointed our lead director, and he presides over the non-management director sessions.

The Board has a standing Audit Committee, Executive Committee, Governance and Nominations Committee, Human Resources and Compensation Committee, and Pension Investment Committee. The table below provides membership information for each of the standing committees and indicates by check mark which directors are independent:

Name	Independent	Audit	Executive	Governance	HRCC	Pension
Marion H. Antonini	✓	•	•			•
James I. Cash, Jr.	✓				•	•
David W. Dorman	✓			•		•
Mylle H. Mangum	✓	•		■	•
William E. Kassling	✓	■	•	•
James F. McDonald			•
Terence F. McGuirk	✓			•	■
David J. McLaughlin	✓	•			•
James V. Napier	✓	•	■	•
Sam Nunn	✓		•	•		■

■ Member and Committee Chair                                    • Member

Audit Committee

The Audit Committee assists the Board in its oversight of Scientific-Atlanta’s accounting and financial reporting processes, including the following:

•	The integrity of the financial statements and information, including the audited annual and the unaudited quarterly financial statements;

•	The independence, qualifications, performance and compensation of the independent accountant;

•	The performance of the internal audit function; and

•	The compliance with laws, regulations and internal company policies and the performance of the chief compliance officer.

The Audit Committee met nine times during fiscal year 2005. All of the members of the Audit Committee are independent under Section 301 of the Sarbanes-Oxley Act. In addition, all Audit Committee members meet the independence and financial literacy and related financial management expertise requirements under the New York Stock Exchange (NYSE) listed company rules. The Governance and Nominations Committee has determined that at least one Audit Committee member, Mr. Napier, satisfies the financial expert criteria adopted by the Securities and Exchange Commission (SEC) under Section 407 of the Sarbanes-Oxley Act. This Proxy Statement contains the Audit Committee Report, which is on page 21. The Audit Committee Charter was included as an appendix to our 2004 proxy materials and is available on our investor relations web site at www.scientificatlanta.com under the button labeled “Investor Relations.”

Executive Committee

The Executive Committee acts for the Board between meetings, subject to certain limitations. The Executive Committee met four times during fiscal year 2005.

Governance and Nominations Committee

During fiscal year 2005, the Governance and Nominations Committee met three times. All of the members of the Governance and Nominations Committee are independent under applicable rules of the NYSE. The purposes of the Governance and Nominations Committee include the following:

•	providing oversight of Board governance;

•	developing and recommending to the Board a set of corporate governance principles applicable to Scientific-Atlanta;

•	making recommendations to the Board as a whole concerning its size, structure and compensation;

•	identifying individuals qualified to become board members; and

•	recommending to the whole Board nominees for the positions of Chairman of the Board, chairs of the various committees of the Board, and members of the various committees of the Board.

The Governance and Nominations Committee also considers nominations for directors (and will consider nominations by shareholders). The Governance and Nominations Committee considers director candidates recommended by shareholders in accordance with the Board Corporate Governance Guidelines (attached as Appendix C to these proxy materials) and its charter. Our Board Corporate Governance Guidelines sets forth specific minimum qualifications for director nominees and specific qualities and skills that the committee believes are necessary for our board members to possess, including the highest professional and personal ethics and values and a commitment to enhancing shareholder value. The Board Corporate Governance Guidelines also describes the committee’s process for identifying and evaluating nominees for director. In evaluating director nominees, including nominees recommended by shareholders, the Governance and Nominations Committee strives to create and maintain a balance of knowledge, experience and diversity.

Human Resources and Compensation Committee

The HRCC is responsible for determining whether Scientific-Atlanta’s officers and key management personnel are effectively compensated in terms of salaries, bonuses and supplemental compensation benefits, which properly recognize performance, are internally equitable and externally competitive. The HRCC makes determinations as to the compensation and benefits to be paid to Scientific-Atlanta’s officers and key employees. The members of the HRCC meet the independence criteria under applicable rules of the NYSE and the outside director qualifications of Section 162(m) of the Internal Revenue Code, and are deemed non-employee directors for purposes of Section 16 of the Securities Exchange Act of 1934. The HRCC met twice during fiscal year 2005. This Proxy Statement contains the Report of the Human Resources and Compensation Committee, which starts on page 10.

Pension Investment Committee

The Pension Investment Committee monitors the Scientific-Atlanta qualified retirement plans to determine whether they are adequately funded and that funds are properly invested, reviews the performance of firms that provide investment advice and services to Scientific-Atlanta on pension investment matters, and reviews material changes to Scientific-Atlanta’s retirement plans. The Pension Investment Committee met twice during fiscal year 2005.

REPORT OF THE

HUMAN RESOURCES AND COMPENSATION COMMITTEE

Role of the Committee and the Board

The Human Resources and Compensation Committee sets compensation policies for Scientific-Atlanta’s senior management within guidelines approved by the Board of Directors. The HRCC evaluates individual and corporate performance from a short-term and long-term perspective, establishes base salaries and approves annual and long-term incentives for all officers, and administers Scientific-Atlanta’s equity and incentive plans. They also have the authority to hire their own outside consultants. The HRCC’s recommendations regarding the compensation of Scientific-Atlanta’s Chief Executive Officer are subject to the approval of the full Board.

Compensation Philosophy

Scientific-Atlanta’s executive compensation program is designed to attract, motivate and retain highly qualified executives and to encourage the achievement of superior performance. The program is designed to:

•	Foster a performance-oriented environment with a high level of variable compensation based on the short-term and long-term performance of the individual, team, business unit and Scientific-Atlanta against demanding goals and objectives.

•	Provide total compensation opportunities that exceed industry medians for superior financial results and outstanding personal performance.

•	Align the interests of Scientific-Atlanta’s executives and shareholders through the use of stock-based compensation plans.

Base Salaries

Scientific-Atlanta positions its base salaries to be fully competitive with the range of compensation levels of high-technology companies and with Scientific-Atlanta’s direct business competitors that have similar market characteristics. National surveys and, periodically, independent compensation consultants are utilized by the HRCC when determining such salaries.

In determining whether the base salaries of executives, including the Chief Executive Officer, should be increased, the HRCC takes into account individual performance, performance of the operations directed by that executive, and the positioning of compensation within established salary ranges.

Incentive Compensation

Under Scientific-Atlanta’s compensation philosophy, the majority of variable compensation is intended to be payable under incentive plans. Payments and awards under these incentive plans are based on the achievement of annual and long-term goals and, accordingly, all incentive compensation awards granted in fiscal year 2005 are “at risk.” Executives of Scientific-Atlanta are eligible to participate in the following incentive plans, as determined by the HRCC:

Senior Officer Annual Incentive Plan.    This plan has been designed to qualify as “performance-based” compensation under Internal Revenue Code Section 162(m). Payments under the plan are based upon the achievement of annual goals. The award determination for Mr. McDonald under the Senior Officer Annual Incentive Plan was determined based on whether Mr. McDonald satisfied the quantitative objectives established by the HRCC within the first ninety days of the fiscal year. Mr. McDonald’s award under this plan and the basis for such award are discussed in the “Chief Executive Officer Compensation” section of this report.

Annual Incentive Plan.    Under the Annual Incentive Plan (AIP), awards are made based on Company, business unit and/or region results and assessments of individual performance. Quantitative and qualitative objectives are weighted 60 percent and 40 percent, respectively, in setting “target” awards for staff participants and 75 percent and 25 percent, respectively, for business unit participants.

Quantitative objectives, consistent with annual business plans approved by the Board, are used in determining the amount of the award governed by the Company, group and/or business unit performance. Awards under the quantitative portion of the AIP are not made if the minimum thresholds are not met. The HRCC may also take into account non-recurring extraordinary circumstances unrelated to Scientific-Atlanta’s financial performance.

The award for Mr. McDonald under the AIP is discussed in the next section of this report. AIP awards for Messrs. Duke, Ecker, Haislip and Harney were based on the quantitative performance of Scientific-Atlanta, as measured by earnings per share, gross margin, revenue and working capital, and an assessment of their individual performance against personal qualitative objectives.

Senior Officer and AIP awards for the Chief Executive Officer and the four other most highly compensated executives of Scientific-Atlanta are included in the “Bonus” column of the Summary Compensation Table.

Long-Term Incentive Plan (LTIP).    This plan permits the HRCC to use one or more long-term incentives to motivate excellent long-term performance. In fiscal year 2005, performance-based awards were authorized in the form of cash and stock options to sixteen key executives, including Messrs. McDonald, Duke, Ecker, Haislip and Harney. The HRCC awarded the cash awards in fiscal year 2005 but deferred the actual grant of the stock option awards until July 5, 2005 which was after the close of fiscal year 2005. This award date of the stock options was changed until after Statement of Financial Accounting Standards (SFAS) No. 123(R), “Share-Based Payment,” took effect, because the HRCC changed the provisions of the stock option awards from “time based/performance-accelerated” to “performance-based only” options. These awards may potentially vest over a term of up to ten years, if targeted improvement in Scientific-Atlanta’s revenue and earnings per share is achieved. Based on the achievement of targeted improvement in earnings per share, there was a partial earn out of the 2002 and 2003 LTIP cash awards in fiscal year 2005. No LTIP option awards granted in fiscal years 2002, 2003, or 2004 vested in fiscal year 2005. The number of options and cash granted are shown in the Summary Compensation Table.

Stock Option Plan.    A larger group of executives and key employees, including the executives named in the Summary Compensation Table, receive grants of stock options under the provisions of the 1994 and 2003 LTIP and the provisions of the 1996 Employee Stock Option Plan. The 1994 LTIP “sunset” in August 2004 and was replaced by the shareholder approved 2003 LTIP. The objective of the grants is to align the interests of executives with the interests of Scientific-Atlanta’s shareholders by affording the executives the opportunity for a potentially significant financial benefit if their efforts result in stock price appreciation. The HRCC takes into account the performance of the individual recipient, the number of options previously awarded to any individual participant and Scientific-Atlanta’s grant levels compared to competitive practices, targeting near a median grant posture. Grants made in fiscal year 2005 to Mr. McDonald and the other named executives are shown in the Summary Compensation Table and in the Option Grants in Last Fiscal Year Table. During fiscal year 2005, options for a total of 2,631,245 shares were granted to employee optionees including new hires.

Policy Relative to Internal Revenue Code Section 162(m)

The Omnibus Budget Reconciliation Act of 1993 (OBRA) limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as “performance-based” compensation under Section 162(m) of the Internal Revenue Code. In general, Scientific-Atlanta will seek to maximize the use of the “performance-based” exemption provided under Section 162(m). The HRCC also believes that inclusion of qualitative (non-quantitative) objectives play an important role in incentive plans. The HRCC will continue to base a portion of incentive payments on such qualitative assessments, even though they may not meet the Section 162(m) requirements to qualify as “performance-based” compensation.

Stock Ownership

The HRCC believes that significant ownership of Scientific-Atlanta common stock by officers and directors more closely aligns these individuals with Scientific-Atlanta’s other shareholders. As a result, Scientific-Atlanta’s officers and directors agreed during fiscal year 1994 to increase their ownership over time to a level of one times the annual salary for officers (three times in the case of the Chief Executive Officer) and three times the annual retainer for outside directors. As of the end of fiscal year 2005, officers’ holdings averaged 3.35 times base salaries, and outside director holdings averaged 36.9 times annual retainers (based on the closing price of Scientific-Atlanta’s common stock at the end of fiscal year 2005). These holdings include restricted stock, whether performance-based or time-based, which has not yet vested or been “earned out.”

Chief Executive Officer Compensation

In late August of fiscal year 2005, Mr. McDonald’s base salary was increased to $980,000.

During fiscal year 2005, Mr. McDonald was granted stock options of 290,000 shares. In combination with the grants of performance-based options and cash, discussed later in this section, the option grant was designed to be fully competitive with grants of long-term incentives to Chief Executive Officers by other comparable high technology companies.

Under the Senior Officer Annual Incentive Plan, Mr. McDonald had an opportunity to earn a maximum of $823,200 if Scientific-Atlanta achieved its maximum targeted performance as measured by earnings per share, gross margin percent, working capital percent and sales (revenue). The results for fiscal year 2005 resulted in the HRCC approving a payment of $637,600, according to the provisions of the plan.

Mr. McDonald also had an opportunity to earn additional incentive pay under the AIP, based on his performance against qualitative objectives. The HRCC approved payment of $548,800 based on his performance during the fiscal year. In reaching its decision, the HRCC noted the excellent performance by Scientific-Atlanta in growing revenue, continuing strong gross margins and generating record cash flow in addition to increasing market share and customer base.

In accordance with the provisions of the LTIP discussed in an earlier section of this report, Mr. McDonald received a partial payout of the 2002 and 2003 LTIP cash awards totaling $713,188.

Other Compensation Plans

Scientific-Atlanta also has various broad-based employee benefit plans. Executives participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans. Scientific-Atlanta offers an Employee Stock Purchase Plan under which employees may purchase Scientific-Atlanta common stock. Section 16(b) officers may not participate in the Employee Stock Purchase Plan. The Voluntary Employee Retirement and Investment Plan pursuant to the provisions of Section 401(k) of the Internal Revenue Code, permits employees to invest in a variety of funds on a pre-tax basis. Matching contributions under the plan are made in Scientific-Atlanta common stock.

Scientific-Atlanta also maintains pension, insurance and other benefit plans for its employees.

Submitted by the Human Resources and Compensation Committee:

Terence F. McGuirk, Chairman

James I. Cash, Jr.

Mylle H. Mangum

David J. McLaughlin

COMPENSATION OF OFFICERS AND DIRECTORS

Summary Executive Compensation

The following table sets forth in the prescribed format the compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers (Named Executive Officers) of Scientific-Atlanta for services rendered in all capacities during Scientific-Atlanta’s last three fiscal years:

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation				Awards	Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options(#)(1)	LTIP Payouts ($)		All Other Compensation ($)
James F. McDonald	2005	$971,539	$1,186,400	$—		290,000	$713,188	(2)	$99,572	(3)
Chairman of the Board, President	2004	916,538	1,262,000	—		480,000	—		120,854	(3)
and Chief Executive Officer	2003	870,000	865,700	—		600,000	—		147,801	(3)

H. Allen Ecker	2005	415,231	355,600	12,691	(4)	37,000	211,045	(2)	50,630	(3)
Executive Vice President	2004	397,692	391,400	10,755	(4)	61,500	—		50,626	(3)
	2003	385,000	268,500	9,099	(4)	75,000	—		50,990	(3)

Dwight B. Duke	2005	400,385	344,600	—		42,500	196,490	(2)	57,415	(3)
Senior Vice President; President,	2004	372,692	366,900	—		70,500	—		44,597	(3)
Transmission Network Systems	2003	360,000	241,500	—		82,000	—		33,224	(3)

Wallace G. Haislip	2005	469,615	489,500	—		42,500	191,860	(2)	70,330	(3)
Senior Vice President,	2004	420,769	518,700	—		100,500	—		49,394	(3)
Finance and Operations	2003	345,000	245,200	—		82,000	—		33,405	(3)

Michael P. Harney	2005	404,615	352,100	—		42,500	179,029	(2)	26,925	(3)
Senior Vice President; President,	2004	368,846	368,400	—		70,500	—		24,546	(3)
Subscriber Networks	2003	331,539	238,100	—		82,000	—		14,256	(3)

(1)	For more information regarding the vesting criteria for these options, see the “Option Grants in Last Fiscal Year” table set forth on the next page. Effective as of July 5, 2005, the HRCC granted Messrs. McDonald, Ecker, Duke, Haislip and Harney LTIP awards in the form of options to purchase up to 145,000, 18,500, 21,500, 21,500, and 21,500 shares of Scientific-Atlanta common stock, respectively.

(2)	Based on the achievement of targeted improvement in earnings per share, there was a partial earn out of the 2002 and 2003 LTIP cash awards based on fiscal year 2005 performance.

(3)	Includes matching contributions paid during fiscal years 2003, 2004 and 2005 pursuant to the 401(k) plan and the Scientific-Atlanta Executive Deferred Compensation Plan. Also includes life insurance premiums as set forth in the table below:

Name	Fiscal Year 2005	Fiscal Year 2004	Fiscal Year 2003
James F. McDonald	$0	$41,591	$83,183
H. Allen Ecker	41,000	41,289	41,578
Dwight B. Duke	23,000	16,734	10,468
Wallace G. Haislip	26,000	20,920	15,840
Michael P. Harney	20,250	14,946	9,643

(4)	Represents preferential earnings on deferred compensation under the 1985 Executive Deferred Compensation Plan.

Stock Options

During fiscal year 2005, no Named Executive Officer exercised any options. The following tables set forth certain information in the prescribed formats with respect to options granted under Scientific-Atlanta’s various stock option plans and under stock option agreements during fiscal year 2005.

Option Grants in Last Fiscal Year

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted(2)		% of Total Options Granted to Employees Fiscal Year 2005	Exercise or Base Price ($/sh)	Expiration Date	5%($)	10%($)
James F. McDonald	290,000	(3)	11.0%	$31.23	2/20/2015	$5,695,710	$14,434,047
H. Allen Ecker	37,000	(3)	1.4	31.23	2/20/2015	726,694	1,841,585
Dwight B. Duke	42,500	(3)	1.6	31.23	2/20/2015	834,716	2,115,335
Wallace G. Haislip	42,500	(3)	1.6	31.23	2/20/2015	834,716	2,115,335
Michael P. Harney	42,500	(3)	1.6	31.23	2/20/2015	834,716	2,115,335

(1)	The dollar amounts in these columns were determined using assumed rates of appreciation set by the SEC and are not intended to forecast future appreciation, if any, in the market value of Scientific-Atlanta common stock. Such amounts are based on the assumption that the named persons hold the options for their full ten-year term. The actual value of the options will vary in accordance with the market price of Scientific-Atlanta common stock.

(2)	All of these stock options were awarded under the 2003 LTIP and vest in four equal installments beginning on the first anniversary of the date of grant. If a change of control occurs (as defined in the 2003 LTIP), all options become exercisable immediately. These options may be exercised within a period of four years following termination by reason of retirement, within one year following a termination by reason of death or disability, and within thirty days following a termination for other reasons, except for cause, in which case such options expire immediate upon the giving of the notice of such termination.

(3)	The LTIP permits the HRCC to use one or more long-term incentives to motivate excellent long-term performance. In fiscal year 2005, performance-based awards were authorized in the form of cash and stock options to 16 key executives, including Messrs. McDonald, Duke, Ecker, Haislip and Harney. The HRCC awarded the cash awards in fiscal year 2005 (for more information regarding the cash awards, see the “Long-Term Incentive Plan—Awards in Fiscal Year 2005” table set forth on the next page), but deferred the actual grant of the stock option awards until July 5, 2005 which was after the close of fiscal year 2005. This award date of the stock options was changed until after SFAS No. 123(R) took effect, because the HRCC changed the provisions of the stock option awards from “time based/performance-accelerated” to “performance-based only” options. On July 5, 2005, the HRCC granted LTIP stock option awards with an exercise price of $33.87 per share to purchase up to 145,000, 18,500, 21,500, 21,500, and 21,500 shares of Scientific-Atlanta common stock to Messrs. McDonald, Ecker, Duke, Haislip and Harney, respectively. These stock option awards may potentially vest over a term of up to ten years, if targeted improvement in Scientific-Atlanta’s revenue is achieved.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

	Number Of Securities Underlying Unexercised Options/SARs At Fiscal Year-End (#)		Value Of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
James F. McDonald	2,674,641	1,035,000	$11,314,125	$8,449,450
H. Allen Ecker	389,495	135,500	2,283,953	1,108,060
Dwight B. Duke	294,902	148,750	1,254,170	1,158,745
Wallace G. Haislip	363,283	163,750	2,174,138	1,184,695
Michael P. Harney	257,752	148,750	1,476,245	1,158,745

(1)	The amounts in these columns are calculated using the difference between the closing sales price of Scientific-Atlanta common stock as reported on the New York Stock Exchange on July 1, 2005 of $33.51 and the option exercise prices.

Long-Term Incentive Awards

The following table provides information concerning the right to receive long-term performance-based incentive cash awards granted during fiscal year 2005. Each contingent cash incentive award represents the right to receive cash on the date of payout. In addition to the right to receive the following cash awards, Scientific-Atlanta also granted options as part of the LTIP.

Long-Term Incentive Plan—Awards in Fiscal Year 2005

Name	Amount of Grant ($)	Performance or Other Period until Maturation or Payout(1)	Estimated Future Payouts under Non-Stock Price-Based Plans
			Threshold ($)	Target ($)(1)	Maximum ($)
James F. McDonald	$441,000	10 years	$44,100	$—	$441,000
H. Allen Ecker	126,000	10 years	12,600	—	126,000
Dwight B. Duke	122,000	10 years	12,200	—	122,000
Wallace G. Haislip	179,000	10 years	17,900	—	179,000
Michael P. Harney	123,000	10 years	12,300	—	123,000

(1)	Vesting of the right to receive the 2005 LTIP cash performance awards is based generally upon the compound annual percentage increase in earnings per share over three years. Upon achieving the minimum level of increase, ten percent of the rights become vested, as shown in the “Threshold” column. Upon achievement of a specified maximum earnings per share increase, all such cash performance awards may become vested, as shown in the “Maximum” column. No “target,” as such, has been established, but partial vesting of the cash performance awards may be achieved upon certain specified increases of Scientific-Atlanta’s earnings per share between the “threshold” and the “maximum” levels. Based on the achievement of targeted improvement in earnings per share, there was a partial earn out of the 2002 and 2003 LTIP cash awards in fiscal year 2005.

Retirement Plans and Other Arrangements

Defined Benefit Retirement Plan.    Scientific-Atlanta presently has in effect a non-contributory retirement plan for the benefit of its employees which provides for the payment of fixed benefits upon normal retirement or termination based on age, years of service and all cash compensation of each employee. Examples of annual retirement benefits payable under the retirement plan are set forth in the table below. These examples are based on the following: (1) retirement at the normal retirement age of 65, (2) “average compensation” is the average compensation in the highest five consecutive of the last ten calendar years of service that immediately precede retirement, and (3) the benefits are straight life annuities. Benefits under the retirement plan are not reduced by Social Security benefits. The approximate years of service, as of July 1, 2005, credited for retirement benefits for the persons named in the Summary Compensation Table are James F. McDonald, 11 years; H. Allen Ecker, 28 years; Dwight B. Duke, 26 years; Wallace G. Haislip, 15 years; and Michael P. Harney, 25 years.

	Years of Service(1)
Average Annual Compensation	10	15	20	25	30	35
$125,000	12,600	17,063	20,475	23,100	25,200	26,775
150,000	15,120	20,475	24,570	27,720	30,240	32,130
175,000	17,640	23,888	28,665	32,340	35,280	37,485
200,000	20,160	27,300	32,760	36,960	40,320	42,840
225,000	20,261	27,437	32,924	37,145	40,522	43,055
250,000	20,261	27,437	32,924	37,145	40,522	43,055
500,000	20,261	27,437	32,924	37,145	40,522	43,055

(1)

Scientific-Atlanta also maintains a Supplemental Executive Retirement Plan (SERP) for its executive officers, including Messrs. McDonald, Ecker, Duke, Haislip and Harney. Provisions of the SERP include a ten-year vesting requirement and a normal retirement age of 65. Benefits are based upon up to fifty percent of final average pay with offsets for the retirement plan, Social Security benefits and any retirement defined benefits payable from former employers.

The Omnibus Budget Reconciliation Act of 1993 (OBRA) changed the Internal Revenue Code by placing an annual maximum limit of $150,000 on the compensation which may be considered in determining a participant’s benefits. Previous to this change in the statute, the Internal Revenue Code allowed a maximum limit of $235,840 (i.e., $200,000, indexed for a cost of living adjustment). Effective July 1, 1994, Scientific-Atlanta adopted a non-qualified Restoration Retirement Plan to replace the benefits to certain participants that had been eliminated by the changes made to the Internal Revenue Code by OBRA. Thus, effective July 1, 1994, participants’ compensation, as defined in the Restoration Retirement Plan, in excess of the newly prescribed limit and up to what the limit would have been had OBRA not been enacted, will be considered under the Restoration Retirement Plan. Participants under the SERP will continue to have all compensation, as defined in the SERP, in excess of the maximum limit prescribed by the Internal Revenue Code considered in determining their pension benefits. The above table does not include any benefits under the Restoration Retirement Plan.

Agreements and Transactions with Certain Related Persons.    Scientific-Atlanta has letter agreements with Messrs. Ecker, Duke, Haislip and Harney which provide for the continuation of salary and certain benefits for a twelve-month period in the event of termination of employment without cause. Scientific-Atlanta also has agreements with Messrs. McDonald, Ecker, Duke, Haislip and Harney which provide for the payment of two times the executive’s compensation plus the continuation of the executive’s benefits for two years in the event the executive’s employment with Scientific-Atlanta is terminated within two years from the time of a change of control (as defined in the agreement) of Scientific-Atlanta, unless such termination is for cause.

Under our By-Laws, we may indemnify our directors and officers as permitted by law so that they will be free from undue concern about personal liability in connection with their service to Scientific-Atlanta. Scientific-Atlanta has also entered into agreements with our directors and executive officers that obligate us to indemnify them. Under these agreements, we incurred legal expenses for certain directors and officers in connection with certain legal proceedings described in our Form 10-K in an aggregate amount of approximately $955,000 during fiscal year 2005.

Included in the legal expenses discussed above for fiscal year 2005 was an immaterial amount of fees related to the putative shareholder’s derivative action filed purportedly on behalf of Scientific-Atlanta by Paul Thompson in April 2002 in the Superior Court of Gwinnett County, Georgia, against certain officers and all of our directors. The suit alleges that the defendants withheld adverse information concerning Scientific-Atlanta’s financial condition and prospects, which allegedly led to an artificially inflated stock price. Plaintiff purports to bring claims for breach of fiduciary duty and misappropriation of information against certain defendants who sold shares of Scientific-Atlanta common stock. Plaintiff also purports to bring claims against all defendants for breach of fiduciary duty and waste of corporate assets for allegedly failing to disclose accurate information concerning Scientific-Atlanta and for allowing sales of Scientific-Atlanta common stock by certain defendants. In November 2004, the court granted our motion to dismiss the complaint with prejudice. Plaintiff has filed an appeal with the Georgia Court of Appeals.

During fiscal year 2005, Jeffrey H. Taylor, a son-in-law of Mr. McDonald, was employed by Scientific-Atlanta as a Director, Business Development. Mr. Taylor was paid an aggregate salary and bonus of $105,835 for his services during the year. During fiscal year 2005, Robert B. Disney, a brother-in-law of Michael P. Harney, Senior Vice President; President, Subscriber Networks, was employed by Scientific-Atlanta as an Associate Staff Mechanical Engineer. Mr. Disney was paid an aggregate salary and bonus of $81,523 during the year. During fiscal year 2005, Terry Thomson, a son-in-law of Patrick M. Tylka, Senior Vice President; President, Worldwide Sales, was employed by Scientific-Atlanta as an account manager in the sales organization. Mr. Thomson was paid an aggregate salary, bonus and sales incentives of $123,823 during the year. During fiscal year 2005, Shawn Tylka, a daughter of Mr. Tylka was employed by Scientific-Atlanta as an Associate Staff Marketing Communications Specialist. Ms. Tylka was paid a salary of $64,327 during the year.

Director Compensation

Annual Fees.    During fiscal year 2005, each director who is not an employee received a $50,000 annual cash retainer, paid quarterly, and $1,500 for each meeting of the Board and each meeting of a committee he or she attended. Each committee chair received an additional annual cash retainer of $5,000 paid quarterly, except that the chair of the Audit Committee received $10,000. The lead director also received an additional annual cash retainer of $10,000 paid quarterly. On August 17, 2005, on recommendation of its Governance and Nominations Committee after review of comparable board compensation by an outside consultant, the Board approved a non-employee director compensation policy, to be effective starting October 1, 2005. Under the new non-employee director compensation policy, the Board eliminated per meeting attendance fees and increased retainer fees as follows:

•	the annual retainer for each non-employee director will be $72,000 per year;

•	the additional annual committee retainer will be $5,500 per committee, except that the additional annual committee retainer for members of the Audit Committee will be $15,000 due to the significant service time spent by members of this committee; and

•	the additional annual retainer for each committee chair will be $7,500, except that the additional annual retainer for the chair of the Audit Committee and the lead director will be $12,500.

Non-Employee directors may elect to defer all or a portion of their cash compensation under the Deferred Compensation Plan for Non-Employee Directors. The Board has also approved a policy that, if in the future it established a special committee expected to expend extraordinary amounts of time on service on a particular matter, the Board would provide for additional compensation in amounts to be determined at that time.

Non-Employee Directors Stock Option Plan.    Under this option plan, an initial option to purchase 40,000 shares of Scientific-Atlanta common stock is granted to each non-employee director upon joining the Scientific-Atlanta Board. An option to purchase an additional 5,000 shares is granted to each such director on the date of each annual meeting of shareholders. The exercise price for each option is the composite closing price of Scientific-Atlanta common stock on the New York Stock Exchange on the grant date. Each option is exercisable as to 25 percent of the shares covered thereby after the expiration of one year following the date of grant and for an additional 25 percent of the shares after the expiration of each succeeding year, except that if a change of control occurs (as defined in the plan), all options become exercisable immediately. Options granted under this option plan may be exercised within a period of one year following the last day of the director’s board membership, and within three years following termination by death or mandatory retirement. If board membership ceases on account of early retirement, all unexpired options held by the director on the last day of the director’s board membership, which are then exercisable or would have been exercisable had the director continued as a member of the Board for one additional year, shall be immediately exercisable and remain exercisable for one year following the last day of the director’s membership and shall expire if not exercised within such one year. The options granted under this option plan are exercisable only by the non-employee director, except in certain limited circumstances.

Stock Plan for Non-Employee Directors.    This stock plan provides for the grant of a stock award of 500 shares of Scientific-Atlanta common stock and the grant of a retirement award of 1,500 shares of Scientific-Atlanta common stock to each non-employee director on the date of each annual meeting of shareholders. In addition, under this stock plan, each non-employee director may elect to receive up to 100 percent of his or her quarterly compensation, meeting fees and committee meeting fees from Scientific-Atlanta in the form of shares of Scientific-Atlanta common stock. Receipt of shares awarded as a stock award, retirement award or as an elective grant may be deferred under the Deferred Compensation Plan for Non-Employee Directors. Pursuant to the terms of this stock plan, each year non-employee directors must elect, as to his or her annual retirement award, either (a) to receive the 1,500 shares as restricted stock which cannot be sold or otherwise transferred for two years, or (b) to defer the 1,500 shares for at least two years under the Deferred Compensation Plan for Non-Employee Directors.

If the shareholders approve the 2005 Equity Plan for Non-Employee Directors as described in Proposal No. 4, this plan would replace the Non-Employee Directors Stock Option Plan and the Stock Plan for Non-Employee Directors starting in fiscal year 2007. During fiscal year 2006, the non-employee directors would receive the existing formula grants under the Non-Employee Directors Stock Option Plan and the Stock Plan for Non-Employee Directors, but these would be the final awards under these plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the officers, directors, and shareholders of Scientific-Atlanta who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish Scientific-Atlanta with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations submitted by the reporting persons, we believe that during the last fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

PERFORMANCE GRAPH

The following graph shows a comparison of total return to shareholders for Scientific-Atlanta, the Standard & Poor’s Communications Equipment Index and the Standard & Poor’s 500 for Scientific-Atlanta’s last five fiscal years. The graph assumes that the value of investment in Scientific-Atlanta common stock and in each index was $100 on July 1, 2000, and that all dividends were reinvested. The points on the graph represent fiscal year end index levels based on the last trading day in each fiscal year.

CERTAIN BENEFICIAL OWNERSHIP

The following table sets forth information, as of September 1, 2005, as to shares of Scientific-Atlanta common stock held by persons known to us to be the beneficial owners of more than five percent of Scientific-Atlanta common stock based upon information publicly filed by such persons:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Private Capital Management, L.P. 8889 Pelican Bay Blvd., Naples, Florida 34108	19,557,673	12.8%(1)
Barclays Global Investors, NA. 45 Fremont Street, San Francisco, California 94105	16,570,542	10.8%(2)

(1)	Based on a Schedule 13G Amendment No. 5 dated February 14, 2005 filed by Private Capital Management, L.P., Bruce S. Sherman and Gregg J. Powers. Private Capital Management and Messrs. Sherman and Powers have shared voting power over 19,587,673 shares and shared dispositive power over 19,587,673 shares. The percent of class was computed by the beneficial owner as of the date immediately preceding the filing of its Schedule 13G with the SEC.
(2)	Based on a Schedule 13G dated February 14, 2005 filed by Barclays Global Investors, NA., et al., Barclays Global Investors, NA. has sole voting power over 14,932,803 shares and sole dispositive power over 16,570,542 shares. The percent of class was computed by the beneficial owner as of the date immediately preceding the filing of its Schedule 13G with the SEC.

The following table sets forth, as of September 1, 2005, unless otherwise indicated, information regarding the beneficial ownership of Scientific-Atlanta common stock held by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group:

Name of Beneficial Owner	Amount of Beneficial Ownership(1)
Marion H. Antonini	215,694	(2)
James I. Cash, Jr.	63,355	(3)
David W. Dorman	61,040	(4)
William E. Kassling	122,043	(5)
Mylle H. Mangum	81,614	(6)
James F. McDonald	2,801,897	(7)
Terence F. McGuirk	65,500	(8)
David J. McLaughlin	49,921	(9)
James V. Napier	105,630	(10)
Sam Nunn	71,531	(11)
H. Allen Ecker	437,132	(12)
Dwight B. Duke	307,628	(13)
Wallace G. Haislip	418,511	(14)
Michael P. Harney	283,789	(15)
All Directors and Executive Officers as a Group (21 persons)	6,471,517	(16)

As of September 1, 2005, the total shares beneficially owned by each individual director and executive officer constituted less than 1.0% of the outstanding Scientific-Atlanta common stock, except that the shares beneficially owned by Mr. McDonald constituted 1.8% of the outstanding Scientific-Atlanta common stock. The aggregate shares beneficially owned by all directors and executive officers as a group represented approximately 4.2% of the outstanding common stock.

(1)	Except as indicated below, each person has sole voting and dispositive power with respect to the shares shown in this column. The number of shares beneficially owned shown in this column:
•	Includes shares held in a dividend reinvestment plan, under which a beneficial owner has voting and dispositive power.
•	Includes restricted stock held by the beneficial owner. Directors holding restricted stock have the right to vote the shares and to receive dividends on the shares, but do not have the right to dispose of such shares prior to vesting.
•	Includes shares held in the Scientific-Atlanta Voluntary Employee Retirement and Investment Plan (the 401(k) plan) by executive officers, who have voting and dispositive power over these shares.

•	Does not include stock awards deferred into an award sub-account and cash compensation deferred into a stock sub-account under the Deferred Compensation Plan for Non-Employee Directors by directors, who do not have the right to vote or dispose of these deferred shares.

(2)	Includes 51,250 shares of common stock that may be acquired by Mr. Antonini upon exercise of stock options exercisable as of October 31, 2005. Does not include 50,553 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(3)	Includes 3,000 shares of restricted stock, 5,500 shares of common stock held through a Keogh Plan and 47,500 shares of common stock that may be acquired by Dr. Cash upon exercise of stock options exercisable as of October 31, 2005. Does not include 1,500 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(4)	Includes 52,500 shares of common stock that may be acquired by Mr. Dorman upon exercise of stock options exercisable as of October 31, 2005. Does not include 13,500 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(5)	Includes 1,500 shares of restricted stock and 62,500 shares of common stock that may be acquired by Mr. Kassling upon exercise of stock options exercisable as of October 31, 2005. Does not include 22,559 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

(6)	Includes 62,500 shares of common stock that may be acquired by Ms. Mangum upon exercise of stock options exercisable as of October 31, 2005. Does not include 23,500 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(7)	Includes 2,674,641 shares of common stock that may be acquired by Mr. McDonald upon exercise of stock options exercisable as of October 31, 2005.

(8)	Includes 3,000 shares of restricted stock and 47,500 shares of common stock that may be acquired by Mr. McGuirk upon exercise of stock options exercisable as of October 31, 2005.

(9)	Includes 1,412 shares of common stock held by Mr. McLaughlin’s daughter, 400 shares of common stock held by Mr. McLaughlin’s spouse, 1,500 shares of restricted stock and 22,500 shares of common stock that may be acquired by Mr. McLaughlin upon exercise of stock options exercisable as of October 31, 2005. Does not include 62,861 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(10)	Includes 62,500 shares of common stock that may be acquired by Mr. Napier upon exercise of stock options exercisable as of October 31, 2005. Does not include 75,565 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(11)	Includes 62,500 shares of common stock that may be acquired by Mr. Nunn upon exercise of stock options exercisable as of October 31, 2005. Does not include 43,622 shares of common stock deferred under the Deferred Compensation Plan for Non-Employee Directors.

(12)	Includes 389,495 shares of common stock that may be acquired by Dr. Ecker upon exercise of stock options exercisable as of October 31, 2005.

(13)	Includes 294,902 shares of common stock that may be acquired by Mr. Duke upon exercise of stock options exercisable as of October 31, 2005.

(14)	Includes 370,783 shares of common stock that may be acquired by Mr. Haislip upon exercise of stock options exercisable as of October 31, 2005.

(15)	Includes 257,752 shares of common stock that may be acquired by Mr. Harney upon exercise of stock options exercisable as of October 31, 2005.

(16)	Includes 9,000 shares of restricted stock and 5,576,894 shares of common stock that may be acquired by directors and executive officers upon exercise of stock options exercisable as of October 31, 2005. Does not include 293,660 deferred shares of common stock held through the Deferred Compensation Plan for Non-Employee Directors.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF THE INDEPENDENT ACCOUNTANT

At the Annual Meeting, there will be presented to the shareholders a proposal to ratify the selection of Ernst & Young LLP as the independent registered public accountants for our 2006 fiscal year. The Audit Committee unanimously selected Ernst & Young as the independent registered public accountants for our fiscal year ending June 30, 2006.

Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the selection of Ernst & Young requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal). Abstentions are not counted for or against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL NO. 2. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is directly responsible for oversight of Scientific-Atlanta’s financial reporting and internal control. Management is responsible for the financial statements and the financial reporting process, including the systems of internal controls. The independent registered public accountants are responsible for expressing an opinion that Scientific-Atlanta’s audited financial statements are fairly stated in conformity with U.S. generally accepted accounting principles.

In the performance of our oversight function, we have reviewed and discussed the audited financial statements with management. We have discussed with Ernst & Young the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380), as amended.

We have received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as amended, and have discussed with Ernst & Young its independence. We have also considered whether the provision of non-audit services provided by Ernst & Young is compatible with maintaining Ernst & Young’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Scientific-Atlanta’s Annual Report on Form 10-K for the year ended July 1, 2005 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

William E. Kassling, Chairman

Marion H. Antonini

Mylle H. Mangum

David J. McLaughlin

James V. Napier

INDEPENDENT ACCOUNTANT FEES

Audit Fees

During fiscal years 2005 and 2004, the aggregate fees billed or expected to be billed by Ernst & Young for professional services rendered for the audit of Scientific-Atlanta’s annual consolidated financial statements, statutory audits of subsidiaries outside of the United States, work related to compliance with Section 404 of the Sarbanes-Oxley Act and the quarterly reviews of the financial statements included in Scientific-Atlanta’s quarterly reports on Form 10-Q were approximately $2,530,000 and $1,903,000, respectively.

Audit-Related Fees

During fiscal years 2005 and 2004, the aggregate fees billed or expected to be billed by Ernst & Young for professional services rendered for audit-related services which included audits of financial statements of certain employee benefit plans were approximately $57,000 and $54,000, respectively.

Tax Fees

During fiscal years 2005 and 2004, the aggregate fees billed or expected to be billed by Ernst & Young for professional services rendered for tax services were approximately $533,000 and $535,000, respectively. These fees were primarily for tax return review and other compliance matters. The Audit Committee considers the provision of these tax services to be compatible with maintaining the independence of Ernst & Young.

All Other Fees

During fiscal years 2005 and 2004, Ernst & Young did not bill fees for professional services rendered other than as stated under the captions Audit Fees, Audit-Related Fees and Tax Fees above.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by Ernst & Young for Scientific-Atlanta. In accordance with that policy, the Audit Committee has approved the provision of audit services by Ernst & Young for fiscal year 2005 and also has approved in advance the provision by Ernst & Young during fiscal year 2006 of particular categories or types of audit, audit-related and tax services, in each case subject to a specific budget. In cases where the provision of services by Ernst & Young has not been approved in advance by the Audit Committee, the chair of the Audit Committee has the delegated authority to pre-approve the provision of services, and such pre-approvals are then communicated to the full Audit Committee at the subsequent meeting.

PROPOSAL NO. 3

RE-APPROVAL OF THE SENIOR OFFICER ANNUAL INCENTIVE PLAN

At the Annual Meeting, there will also be presented to the shareholders a proposal to re-approve our Senior Officer Annual Incentive Plan, as amended (Senior AIP), for purposes of Section 162(m) of the Internal Revenue Code. The Board of Directors unanimously approved the Senior AIP in June 1994, August 1999 and August 2005, as amended. The shareholders of Scientific-Atlanta approved the Senior AIP on November 11, 1994 and November 10, 1999. Approval of the Senior AIP requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal). Abstentions and broker non-votes will not be counted for or against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL NO. 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Summary of Material Features of the Senior AIP

The following is intended to be a summary of the most important features of the Senior AIP. The full text of the Senior AIP appears in Appendix A for your reference. The Senior AIP has been amended primarily to ensure that payments under the Senior AIP do not constitute non-qualified deferred compensation under Internal Revenue Code Section 409A.

Purpose

The purpose of the Senior AIP is to improve the return to Scientific-Atlanta’s shareholders by providing incentives for Scientific-Atlanta’s Chief Executive Officer and other plan participants for superior performance. Under the Senior AIP, performance objectives are set at such a level as to require the participants to excel in attaining such objectives. In this manner, the Senior AIP provides a means of rewarding the participants who are contributing through their individual performance to the objectives of Scientific-Atlanta.

Administration

The Senior AIP is administered by a committee appointed by Scientific-Atlanta’s Board of Directors, which committee shall consist of not less than two directors. Unless the Board determines otherwise, the Senior AIP Committee shall be comprised solely of “outside directors” within the meaning of Internal Revenue Code Section 162(m). The HRCC has been designated as the Committee under the Senior AIP until otherwise determined by the Board of Directors. The HRCC has the power to (1) approve eligible participants under the plan, (2) approve payments under the plan, (3) interpret the plan, (4) adopt, amend and rescind rules and regulations relating to the plan, and (5) make all other determinations and take all other actions necessary or desirable for the Senior AIP’s administration. Decisions of the HRCC regarding the interpretation and administration of the Senior AIP shall be final and conclusive.

Eligibility

Participants under the Senior AIP shall be Scientific-Atlanta’s Chief Executive Officer and any other senior officers who are designated and approved by the HRCC to receive a cash bonus under the Senior AIP; provided, however, that if a Change in Control (as defined in the Senior AIP) occurs prior to the time participants are determined for the particular fiscal year in which the Change in Control occurs, all persons who were participants in the prior year and who are active employees of Scientific-Atlanta as of the date of such Change in Control shall be participants for the fiscal year in which the Change in Control occurs. Except as the HRCC may otherwise determine, participants for any fiscal year must serve as key officers of Scientific-Atlanta and, except as the HRCC may otherwise determine or as otherwise provided in the Senior AIP, participants for any fiscal year must be active employees of Scientific-Atlanta when the HRCC meets and approves cash bonuses after the end of Scientific-Atlanta’s fiscal year.

Scientific-Atlanta estimates that approximately twelve senior officers are currently eligible to be selected to receive grants under the Senior AIP. Only Mr. McDonald was selected to participate in the Senior AIP during fiscal year 2005. In August 2005, the HRCC selected three more participants: (1) the Senior Vice President, Finance and Operations; (2) the Senior Vice President; President, Subscriber Networks; and (3) the Senior Vice President; President, Transmission Network Systems.

Incentive Compensation Awards

Within ninety (90) days of the beginning of each fiscal year of Scientific-Atlanta, the HRCC is to establish one or more specific performance objectives for such fiscal year. The HRCC is also to establish a schedule or schedules setting forth the amount to be paid based on the extent to which the performance objectives for the fiscal year are actually achieved as determined by the HRCC. Performance objectives are the specific targets and objectives established by the HRCC under one or more, or a combination of or ratio between, any key elements contained in or derived from Scientific-Atlanta’s income statement, balance sheet and/or cash flow statement, or the equivalent measure in a business unit or function of the company, including but not limited to sales or revenue, bookings, gross margin, costs and expenses, working capital, inventory, pre-tax and after-tax income, increase in cash, return on equity, return on assets, return on capital, earnings per share, return on sales, total shareholder return and net income. These targets and objectives may represent performance vs. plan, performance vs. historical performance or performance vs. a peer group of comparable companies established by the HRCC. Results against targets and objectives shall be determined and measured in accordance with generally accepted accounting principles as utilized by Scientific-Atlanta in its reports filed under the Exchange Act.

The HRCC may at any time adjust the performance objectives and any schedules of payments related thereto or adjust the way the performance objectives are measured; provided, that this provision shall not apply to any payment that is intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m) if and to the extent that it would prevent the payment from so qualifying.

Bonuses Subject to Plan

Bonuses awarded under the Senior AIP are to be paid in cash no later than two and a half months after the end of the Senior AIP plan year, or deferred in whole or in part under the Scientific-Atlanta Executive Deferred Compensation Plan in accordance with the procedures established under such plan. Prior to amendment, cash payments were required to be paid out no later than 90 days after the end of the plan year. Amounts paid under the Senior AIP are considered as compensation to the participant for purposes of Scientific-Atlanta’s Retirement Plan and disability and life insurance programs unless and to the extent that such compensation is expressly excluded by the provisions of the Retirement Plan or the instruments establishing such programs. Bonuses shall not be considered as compensation for purposes of any other incentive or other benefits unless the written instrument establishing such other plan or benefits expressly includes compensation paid under the Senior AIP. The maximum dollar value with respect to payments under the Senior AIP to any participant in any single fiscal year is $1,000,000.

Amendment of Senior AIP

The Senior AIP may be amended at any time and from time to time by the HRCC. No amendment to the Senior AIP shall be made without the approval of the shareholders of Scientific-Atlanta which would change the material terms of performance goals that were previously approved by Scientific-Atlanta’s shareholders within the meaning of the regulations issued under Section 162(m) or a successor provision, unless the HRCC determines that such approval is not necessary to avoid loss of a deduction under Section 162(m), such approval will not avoid such a loss of deduction, or such approval is not advisable. Prior to amendment, amendments to the Senior AIP required full Board approval.

Change in Control

Upon a Change in Control (as defined in the Senior AIP) of Scientific-Atlanta, the bonus for performance objectives which have been met in any fiscal year ending prior to the date of the Change in Control for which payment has not previously been made shall be unconditionally payable in cash to each participant. If a Change in Control occurs with approval of the Board of Directors granted prior to such Change in Control, cash bonuses for the fiscal year during which the Change in Control occurs shall be unconditionally payable to each participant, such bonuses to be the target for each such participant or such higher amount as may be approved by the HRCC.

If a Change in Control occurs without approval of Scientific-Atlanta’s Board of Directors granted prior to such Change in Control, cash bonuses for the fiscal year during which the Change in Control occurs shall be unconditionally payable to each participant, such bonuses to be two times the target for each participant; provided, however, that in any case, if a Change in Control occurs before targets have been established for a plan year, the targets for such fiscal year in which the Change in Control occurs shall be no less favorable to the participants than the targets for the prior fiscal year.

For a period of two fiscal years following the fiscal year in which a Change in Control occurs, the Senior AIP shall not be terminated or amended in any way (including, but not limited to, restricting or limiting the right to participate in the Senior AIP of any person who is a participant on the day prior to the date of the Change in Control), nor shall the manner in which the Senior AIP is administered be changed in a way that adversely affects the level of participation or reward opportunities of any participant; provided, however, that the Senior AIP may be amended as necessary to make appropriate adjustments for (1) any negative effect that the costs and expenses incurred by Scientific-Atlanta in connection with the Change in Control may have on the benefits payable under the Senior AIP, and (2) any changes to Scientific-Atlanta (including, but not limited to, changes in corporate structure or capitalization, acquisitions or dispositions and increased interest expense as a result of the incurrence or assumption by Scientific-Atlanta of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and performance targets for comparable performance under the Senior AIP as in effect on the date immediately prior to the Change in Control.

Plan Benefits

During fiscal year 2005, Mr. McDonald was the only executive officer selected by the HRCC to participate in the Senior AIP, but the HRCC has added three more participants to the Senior AIP for fiscal year 2006. The total amount of benefits paid under the Senior AIP relating to Scientific-Atlanta’s performance and individual performance in fiscal year 2005 was $637,568. The benefits or amounts that will be received by the participants under the Senior AIP are not determinable for fiscal year 2006 and future fiscal years. Accordingly, the table below sets forth the benefits and amounts that would have been received based on performance by the participant had the Senior AIP been in place for that individual during fiscal year 2005.

Senior Officer Annual Incentive Plan

Name and Position	Dollar Value ($) of Award
James F. McDonald
President and Chief Executive Officer	$637,600
Dwight B. Duke
Senior Vice President; President, Transmission Network Systems	188,200
Wallace G. Haislip
Senior Vice President, Finance and Operations	264,900
Michael P. Harney
Senior Vice President; President, Subscriber Networks	190,500

Executive Group	1,281,200

The awards for any participant determined on the basis of performance objectives established under the Incentive Plan may be reduced or eliminated upon the attainment of the performance objective, but the HRCC does not have the discretion to increase a payment upon the attainment of a performance objective. Under Section 162(m) the achievement of applicable performance goals and the actual amounts payable to each participant under the Senior AIP must be certified by the HRCC.

Because Scientific-Atlanta retains the discretion to change specific performance targets, shareholder re-approval of the Senior AIP is required this year and will be required at five-year intervals in the future under the regulations issued under Section 162(m) for the payments under such plans to be considered performance-based compensation. In light of the ambiguities in Section 162(m) and uncertainties regarding its ultimate interpretation, no assurances can be given that compensation paid under such plans will in fact be deductible if it should, together with any other compensation to any named executive officer, exceed $1,000,000.

PROPOSAL NO. 4

APPROVAL AND ADOPTION OF THE 2005 EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS

At the Annual Meeting, there will be presented to the shareholders a proposal to adopt the 2005 Director Equity Plan for Non-Employee Directors (Director Equity Plan). The Board of Directors has unanimously approved the Director Equity Plan. Approval of the Director Equity Plan requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal). Abstentions and broker non-votes will not be counted for or against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL NO. 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

Equity Philosophy

Scientific-Atlanta believes that stock ownership is important for attracting and retaining directors, officers, executives and a broad group of key employees in a very dynamic, talent sensitive, high technology industry. The approach Scientific-Atlanta has consistently used to provide this ownership is through stock option grants, the company stock fund in the 401(k) plan and the employee stock purchase plan which has no discounted stock. For retention purposes, Scientific-Atlanta has also used, on a limited basis, restricted stock for certain key executives and directors. In addition, we have provided our non-employee directors with an annual formula grant of 500 shares. With the potential impact of stock option expensing, Scientific-Atlanta began reducing the number of options granted to officers, executives and employees in early 2004 and over the past two years have reduced the total number of options granted by 30%. Scientific-Atlanta’s burn rate is at 2.3% over the past three years compared to a burn rate median of 6.68% in the technology sector. Scientific-Atlanta strives to balance the need to retain high-performing directors and employees with the need to minimize dilution for our shareholders. Shareholders approved a new equity plan in 2003 for executives and employees, and shareholder approval is needed of a new equity plan for directors to remain competitive and retain the quality directors who currently sit on Scientific-Atlanta’s Board.

Director Equity Compensation

The new Director Equity Plan will target an annual dollar value each year rather than a fixed number of shares in order to remain competitive regardless of short-term fluctuations in stock price. Our continuing practice is to compensate our non-employee directors for total direct compensation (cash and equity) at the 75th percentile of comparator companies. Starting with the fiscal year 2007 award and going forward, each director will have the ability to choose to receive their award for the following year in the form specified by the Governance and Nominations Committee (Governance Committee). The Governance Committee may specify the form of the award from the following equity instruments: stock options, restricted stock, restricted stock units, stock or a combination thereof. The director will be required to make his or her election prior to the beginning of the calendar year of the award.

During fiscal year 2006, the non-employee directors will receive the existing formula grants under the Non-Employee Directors Stock Option Plan and the Stock Plan for Non-Employee Directors, which provide for a stock award of 500 shares, an award of 1,500 shares that must be restricted or deferred for at least two years, and an option to purchase up to 5,000 shares that is exercisable twenty-five percent per year starting on the first anniversary of the grant date. These will be the final awards under these current formula plans, which will sunset following the November 2005 grants. The benefits or amounts that will be received by the non-employee directors under the new Director Equity Plan for fiscal year 2007 and future fiscal years are not determinable at this time because they will be based on the then competitive practices. We expect that the Governance Committee will specify forms of awards for fiscal year 2007 as a choice of stock options, restricted stock or a combination thereof.

Summary of Material Features of the Proposed Director Equity Plan

The following is intended to be a summary of the key features of the 2005 Director Equity Plan. The full text of the Director Equity Plan appears in Appendix B for your reference.

The goals of the Director Equity Plan are: (a) to aid Scientific-Atlanta in attracting and retaining highly-qualified non-employee directors, (b) to provide an incentive for non-employee directors to contribute their best efforts to Scientific-Atlanta’s success, and (c) to emphasize Scientific-Atlanta’s policy of having non-employee directors maintain a significant investment in the stock of Scientific-Atlanta and thus a strong commonality of interest with the shareholders. Awards of Scientific-Atlanta common stock in the following forms may be granted under the Director Equity Plan:

•	Stock options;

•	Restricted stock;

•	Restricted stock units; and

•	Shares.

Awards under the Director Equity Plan may be granted only to non-employee directors. As of July 1, 2005, there were nine non-employee directors. The awards and benefits that will be granted to participants under the Director Equity Plan for any fiscal year will be based on competitive practice and are determined by the Governance Committee. As of September 15, 2005, the market value of Scientific-Atlanta common stock was $38.57, based on the closing sales price of Scientific-Atlanta common stock as reported on the New York Stock Exchange on that date.

Key features of the Director Equity Plan include:

•	The Director Equity Plan is administered by the Governance Committee, which has the authority to (1) determine the nature, amount, terms and conditions of the grants; and (2) interpret and determine any and all matters relating to the administration of the Director Equity Plan and the award grants.

•	The maximum number of shares of Scientific-Atlanta common stock authorized under the Director Equity Plan is 800,000 shares or approximately half a percent of the outstanding shares.

•	No portion of a stock option award can vest until at least one year from the date of the grant and no stock option can be fully vested for at least a three-year period.

•	There is a three-year minimum vesting period for any time-based restricted stock awards.

•	At the time of grant, the exercise price of any option cannot be less than the fair market value of the common stock on the date of the grant.

•	Stock options cannot be repriced without the expressed approval of shareholders.

Under the Director Equity Plan, each non-employee director may elect to receive up to 100% of his or her cash compensation from Scientific-Atlanta in the form of shares of Scientific-Atlanta common stock rather than in the form of cash. The number of shares of Scientific-Atlanta common stock that will be granted under each such elective grant will be granted on the first business day of each fiscal quarter and will be equal to (1) the amount of cash compensation that the non-employee director has elected to receive in shares divided by (2) the fair market value per share of the Scientific-Atlanta common stock as of the last business day of the prior fiscal quarter.

Amendment of Director Equity Plan

The Director Equity Plan may be amended at any time and from time to time by the Governance Committee, provided that no amendment without the approval of Scientific-Atlanta’s shareholders shall be made if shareholder approval is required to comply with any tax, securities or regulatory law, rules of the exchange Scientific-Atlanta’s common stock is listed on or any other requirement with which the Governance Committee intends the Director Equity Plan to comply.

Change in Control

•	Upon a Change in Control (as defined in the Director Equity Plan) of Scientific-Atlanta:

—	all options then outstanding shall become immediately exercisable as of the date of the Change in Control, whether or not then exercisable; and

—	all restrictions and conditions of all restricted stock awards and restricted stock units then outstanding shall be deemed satisfied as of the date of the Change in Control.

•	The Governance Committee may at any time, and subject to such terms and conditions as it may impose:

—	grant awards that become exercisable only in the event of a Change in Control;

—	provide for awards to be exercised automatically and only for cash in the event of a Change in Control; and

—	provide in advance or at the time of a Change in Control for cash to be paid in settlement of any award in the event of a Change in Control.

Anti-dilution

In the event of changes in Scientific-Atlanta’s outstanding shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations or similar events or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding shares or other similar transactions, the number and class of shares available for awards under the Director Equity Plan in the aggregate, the number and class of shares subject to awards theretofore granted, the number of stock options granted, applicable purchase prices, applicable performance objectives for the performance periods not yet completed and performance levels and any portion of the payments related thereto, shall be equitably adjusted by the Governance Committee, in its discretion.

Federal Income Tax Consequences

The tax consequences of awards granted under the Director Equity Plan are complex. The following is a summary only of the general tax principles applicable to stock option awards under the Director Equity Plan under United States federal law as in effect on the date of this Proxy Statement.

There are no tax consequences to the optionee upon the grant of an option pursuant to the Director Equity Plan because all options granted will be taxed as non-qualified options. Upon the exercise of a non-qualified option, the optionee will recognize taxable income in the amount by which the then fair market value of the shares of Scientific-Atlanta common stock acquired exceeds the option exercise price, with Scientific-Atlanta being entitled to a deduction in an equal amount. The amount of such taxable income will be characterized as non-employee compensation income to the optionee. Upon the subsequent disposition of the Scientific-Atlanta common stock, the optionee will recognize gain or loss, which will be characterized as capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and his or her basis for the shares (the basis being equal to the sum of the price paid for the stock and the amount of income realized upon exercise of the option) provided the shares are held as a capital asset. Any capital gain or loss to the optionee will be characterized as long-term or short-term, depending upon whether his or her holding period for tax purposes exceeds one year.

Set forth in the table below is certain information about securities issuable under Scientific-Atlanta’s equity compensation plans as of July 1, 2005.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,675,625	$33.16	6,902,584
Equity compensation plans not approved by security holders	9,339,900	$37.37	142,627

Total	22,015,525	$34.95	7,045,211

Under the 2003 LTIP, awards may be granted covering up to 8,000,000 shares of common stock. Under the 1996 Stock Option Plan, 15,000,000 shares of common stock were made available for option grants. At July 1, 2005, 142,627 shares remain available for grant from this plan, which will sunset as of November 13, 2005. Options are granted by the HRCC to key personnel for the purchase of the Scientific-Atlanta stock at the fair market value of the shares on the dates of grant. In general, options granted under the 1996 Stock Option Plan vest in four equal, annual installments beginning on the date of grant. In general, options granted under the 2003 LTIP vest in four equal, annual installments beginning one year from the date of grant.

OTHER MATTERS

The Board knows of no other matters that are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

FORM 10-K ANNUAL REPORT

A copy of Scientific-Atlanta’s Annual Report on Form 10-K, including financial statements and schedule, filed with the SEC for the fiscal year ended July 1, 2005, is included in the annual report to shareholders that accompanies these proxy materials. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of Scientific-Atlanta’s expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to Michael C. Veysey, Senior Vice President, General Counsel and Corporate Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2006 ANNUAL MEETING

For a shareholder’s proposal to be included in our Proxy Statement and form of proxy for the 2006 Annual Meeting of Shareholders, the proposal must be submitted in writing to Michael C. Veysey, Senior Vice President, General Counsel and Corporate Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044, by no later than May 30, 2006.

In accordance with Scientific-Atlanta’s By-Laws, shareholders who do not submit a proposal for inclusion in the Proxy Statement, as described in the previous paragraph, but who intend to present a proposal, nomination for director or other business for consideration at the 2006 annual meeting, are required to notify the Corporate Secretary of Scientific-Atlanta of their proposal, nomination or other business by no later than sixty (60) days (expected to be September 4, 2006) and no earlier than ninety (90) days (expected to be August 4, 2006) prior to the 2006 annual meeting. Scientific-Atlanta’s By-Laws contain detailed requirements that the shareholder’s notice must satisfy. Any shareholder notice and any request for a copy of Scientific-Atlanta’s By-Laws should be in writing and addressed to Michael C. Veysey, Senior Vice President, General Counsel and Corporate Secretary, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044.

The Governance and Nominations Committee will consider nominations by shareholders that are made in writing, addressed to Chairman, Governance and Nominations Committee, care of the Office of the General Counsel, Scientific-Atlanta, Inc., 5030 Sugarloaf Parkway, Lawrenceville, Georgia 30044 and submitted in accordance with the our By-Laws as described above. The Governance and Nominations Committee considers director candidates recommended by shareholders in accordance with the Board Corporate Governance Guidelines (attached as Appendix C to these proxy materials), which sets forth certain criteria for director nominees, and its charter. The Board Corporate Governance Guidelines and the Governance and Nominations Committee charter can be found on Scientific-Atlanta’s investor relations web site at www.scientificatlanta.com under the button labeled “Investor Relations.”

By Order of the Board of Directors,

Michael C. Veysey

Senior Vice President, General Counsel and

Corporate Secretary

September 27, 2005

APPENDIX A

SCIENTIFIC-ATLANTA, INC.

SENIOR OFFICER ANNUAL INCENTIVE PLAN

1.	PURPOSE. The purpose of this Plan is to improve the return to the Company’s stockholders by providing incentive compensation to the Chief Executive Officer (and any other Plan Participants) of the Company for superior performance. Performance Objectives, i.e., standards of performance, are set at such a level as to require the Participants to excel in order to attain them. To these ends, the Plan provides a means of rewarding the Participants for contributing through their individual performance to the objectives of the Company.

2.	DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

2.1	“Board”—The Board of Directors of the Company.

2.2	“Business Unit”—An organizational unit, i.e., business unit, region, function, division, group or sector.

2.3	“Code”—The Internal Revenue Code of 1986, as amended from time to time, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

2.4	“Company”—Scientific-Atlanta, Inc. and its subsidiaries and affiliates.

2.5	“Committee”—The Human Resources and Compensation Committee of the Board of Directors or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in paragraph 3 of the Plan and which is vested by the Board with responsibility for the administration of the Plan, provided, however, that only those members of the Human Resources and Compensation Committee of the Board who participate in decisions relative to Performance Objectives and awards and payments under this Plan shall be deemed to be part of the “Committee” for purposes of this Plan.

2.6	“Exchange Act”—The Securities Exchange Act of 1934, as amended.

2.7	“Participant”—A person selected in accordance with paragraph 4 of the Plan to receive an incentive compensation award in accordance with this Plan.

2.8	“Performance Objectives”—The specific targets and objectives established by the Committee under one or more, or a combination of or ratio between, any key elements contained in or derived from the Company’s income statement, balance sheet and/or cash flow statement, or the equivalent measure in a business unit or function of the company, including but not limited to sales or revenue, bookings, gross margin, costs and expenses, working capital, inventory, pre-tax and after-tax income, increase in cash, return on equity, return on assets, return on capital, earnings per share, return on sales, total shareholder return and net income. These targets and objectives may represent performance vs. plan, performance vs. historical performance or performance vs. a peer group of comparable companies established by the Committee. Results against targets and objectives shall be determined and measured in accordance with generally accepted accounting principles as utilized by the Company in its reports filed under the Exchange Act.

2.9	“Plan”—This Senior Officer Annual Incentive Plan.

2.10	“Plan Year”—A fiscal year of the Company.

2.11	“Retire”—Voluntary termination of employment with the Company by a Participant after the date on which: (i) the Participant has completed five (5) years of Credited Service under the Retirement Plan, and (ii) the sum of such Participant’s age and years of Credited Service equal sixty-five (65).

2.12	“Retirement Plan”—The Scientific-Atlanta, Inc. Retirement Plan and Trust.

2.13	“Target”—Incentive compensation award, expressed as a percentage of Participant’s base salary, payable to a Participant upon meeting: (i) one hundred percent (100%) of quantitative and qualitative objectives and (ii) all other eligibility criteria under the Plan.

3.	ADMINISTRATION AND INTERPRETATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of not less than two (2) members of the Board. Unless the Board determines otherwise, the Committee shall be comprised solely of “outside” directors within the meaning of Section 162(m)(4)(C)(i) of the Code. The Committee shall have the power to (i) approve eligible Participants, (ii) approve awards and payments under the Plan, (iii) interpret and construe the Plan, (iv) adopt, amend and rescind rules and regulations relating to the Plan, and (v) make all other determinations and take all other actions necessary or desirable for the Plan’s administration.

The decision of the Committee on any question concerning the interpretation and administration of the Plan shall be final and conclusive. Subject to paragraph 7 hereof, nothing in the Plan shall give any employee, his/her legal representatives or assigns, any right to a payment or otherwise to participate in the Plan, except as the Committee may determine after the conclusion of a Plan Year.

4.	ELIGIBLE PARTICIPANTS.

4.1	Designation and Approval. Participants will be the Chief Executive Officer and any other senior officers who are designated and are approved by the Committee to receive an incentive compensation award under the Plan, provided, however, that if a Change in Control (as defined in paragraph 7) occurs prior to the time Participants are determined for the Plan Year in which the Change in Control occurs, all persons who were Participants in the prior Plan Year and who are active employees of the Company as of the date of the Change in Control shall be Participants for such Plan Year.

4.2	Requirement of Active Employment as of Date Which Committee Approves Awards. Except as the Committee may otherwise determine or as provided in paragraph 7, in order to be eligible to earn and receive an incentive compensation award under the Plan, a Participant for any Plan Year must be an active employee of the Company on the date which the Committee meets and approves incentive compensation awards under this Plan after the end of the Plan Year. Accordingly, if a Participant voluntarily terminates his/her employment or if the Company involuntarily terminates a Participant’s employment prior to the date upon which the Committee meets after the end of the Plan Year to approve incentive compensation awards for that Plan Year, the Participant does not earn and is not eligible to receive an incentive compensation award under the Plan.

4.3	Prorated Awards. The Committee may decide to award a prorated award to a Participant who is newly hired during the Plan Year. Prorated awards may also be given to Participants who Retire during a Plan Year and to the estates of Participants who die during a Plan Year.

5.	DETERMINATION OF INCENTIVE COMPENSATION AWARDS.

5.1	Targets. Each Participant will have a Target established for him/her by the Committee for the Plan Year.

5.2	Performance Objectives. The Committee shall establish one or more specific Performance Objectives for a Plan Year, and such Performance Objectives shall be established within ninety (90) days of the beginning of the Plan Year. The Committee shall also establish a schedule or schedules setting forth the amount to be paid based on the extent to which the Performance Objectives are actually achieved as determined by the Committee. The Committee may at any time adjust the Performance Objectives and any schedules of payments related thereto or adjust the way Performance Objectives are measured, provided that this provision shall not apply to any payment that is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), if and to the extent that it would prevent the payment from so qualifying. The Committee shall have the right to reduce or eliminate the compensation payable upon the attainment of a Performance Objective but shall not have the discretion to increase a payment upon the attainment of a Performance Objective.

6.	PAYMENT OF INCENTIVE COMPENSATION AWARDS.

6.1	Time of Payment. Except as provided in paragraph 7, incentive compensation awards under this Plan will be fully paid in cash no later than 2 and 1/2 months after the end of the Plan Year, or will be deferred in whole or in part under the Scientific-Atlanta Executive Deferred Compensation Plan in accordance with the procedures established under such plan.

6.2	Treatment of Award as Compensation. Any amounts paid as incentive compensation under this Plan shall be considered as compensation to the Participant for purposes of the Retirement Plan and disability and life insurance programs, unless and to the extent that such compensation is expressly excluded by the provisions of the Retirement Plan or the instruments establishing such programs, but such amounts shall not be considered as compensation for purposes of any other incentive plan or other benefits unless the written instrument establishing such other plan or benefits expressly includes compensation paid under this Plan.

6.3	Maximum Award. The maximum dollar value with respect to payments under this Plan to any Participant in any single Plan Year shall be $1,000,000.

7.	CHANGE IN CONTROL OF THE COMPANY.

7.1	Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this paragraph 7 shall govern and supersede any inconsistent terms or provisions of the Plan.

7.2	Change in Control. For purposes of the Plan, Change in Control shall mean any of the following events:

7.2.1	The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”); provided, however, that for purposes of this paragraph 8(b)(1), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

7.2.2

The individuals who are members of the Incumbent Board (as defined below) cease for any reason to constitute at least two-thirds (2/3) of the Board. The “Incumbent Board” shall include the individuals who as of August 20, 1990 are members of the Board and any individual becoming a director subsequent to August 20, 1990 whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two (2) full years as a member of the Board; provided, further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened “election contest” (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

7.2.3	Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the Company resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

7.2.4	Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

7.2.5	Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the Percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, the a Change in Control shall occur.

7.2.6	Notwithstanding anything contained in this Plan to the contrary, if a Participant’s employment is terminated prior to a Change in Control and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Plan, the date of a Change in Control in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant’s employment.

7.3	Payment Upon a Change in Control. Upon a Change in Control, the following incentive compensation awards shall be paid:

7.3.1	Upon a Change in Control, the incentive compensation award for a Plan Year ending prior to the date of the Change in Control for which payment has not previously been made shall be unconditionally payable in cash to each Participant.

7.3.2	If a Change in Control occurs with approval of the Board granted prior to any such Change in Control, incentive compensation awards for the Plan Year during which the Change in Control occurs shall be unconditionally payable to each Participant, such awards to be the Target percentage of each Participant’s base salary or such higher percentage a may be approved by the Committee.

7.3.3	If a Change in Control occurs without approval of the Board granted prior to any such Change in Control, incentive compensation awards for the Plan Year during which the Change in Control occurs shall be unconditionally payable to each Participant, such awards to be two (2) times the Target percentage of each Participant’s base salary; provided, however, that in any case, if a Change in Control occurs before Target percentages shall have been established for a Plan Year, the Target percentages for such Plan Year shall be no less favorable to the Participants than the Target percentages for the prior Plan Year.

Unless the Committee directs an earlier payment, incentive compensation awards payable in accordance with this paragraph 7.3 shall be paid in cash on or before the earlier of the date which is five (5) days following the date of the Change of Control or the date determined in accordance with paragraph 6 above.

7.4	Continuation of the Plan. For a period of two (2) Plan Years following the Plan Year in which a Change of Control occurs, the Plan shall not be terminated or amended in any way (including, but not limited to, restricting or limiting the right to participate in the Plan of any person who is a Participant on the day prior to the date of the Change in Control), nor shall the manner in which the Plan is administered be changed in a way that adversely affects the level of participation or reward opportunities of any Participant; provided, however, that the Plan shall be amended as necessary to make appropriate adjustments for (i) any negative effect that the costs of expenses incurred by the Company in connection with the Change in Control may have on the benefits payable under the Plan and (ii) any changes to the Company (including, but not limited to, changes in corporate structure or capitalization, acquisitions or dispositions and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and performance targets for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

7.5	No Amendment or Termination of Change in Control Provision. This paragraph 7 shall not be amended or terminated at any time. Any amendment or termination of the Plan prior to a Change in Control which (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control shall be null and void and shall have no effect whatsoever.

7.6	Trust Arrangement. All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and the benefits hereunder shall be paid only from the general asset of the Company; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

8.	NON-ASSIGNABILITY. No payment awarded under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.

9.	AMENDMENT OF THE PLAN. This Plan may be amended at any time and from time to time by the Committee, provided that no amendment to the Plan which would change the material terms of performance goals that were previously approved by the Company’s stockholders within the meaning of Proposed Treasury Regulation Section 1.162-27(e)(4)(vi) or a successor provision shall be made without the approval of the stockholders of the Company, unless the Committee determines that such approval: (i) is not necessary to avoid loss of a deduction under Section 162(m) of the Code, (ii) will not avoid such a loss of deduction or (iii) is not advisable.

10.	NO RIGHT TO EMPLOYMENT. Nothing in this Plan or in any notice of award pursuant to this Plan shall confer upon any person the right to continue in the employment of the Company or affect the Company’s right to terminate the employment of any person.

11.	PERFORMANCE-BASED COMPENSATION. This Plan is intended to give the Committee the authority, in its discretion, to make payments that qualify as performance-based compensation under Code Section 162(m)(4)(C).

12.	GOVERNING LAW. This Plan and the rights of all persons claiming rights under the Plan shall be governed by and interpreted in accordance with the laws of the State of Georgia, excluding its provisions regarding conflicts of laws.

To record the adoption of this amended and restated Plan, the Company has caused its authorized officers to execute this Plan in the space designated below.

SCIENTIFIC-ATLANTA, INC.

By:
Brian C. Koenig Senior Vice President—Human Resources

By:
Michael C. Veysey Senior Vice President, General Counsel and Corporate Secretary

APPENDIX B

SCIENTIFIC-ATLANTA, INC.

2005 EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS

1.	PURPOSES

The purposes of this Plan are: (a) to aid the Company in attracting and retaining highly qualified Non-Employee Directors, (b) to provide an incentive for Non-Employee Directors to contribute their best efforts to the Company’s success, and (c) to emphasize the Company’s policy of having Non-Employee Directors maintain a significant investment in the stock of the Company and thus a strong commonality of interests with the shareholders.

2.	DEFINITIONS

As used in this Plan:

(a)	“Annual Meeting” means the annual meeting of shareholders of the Company.

(b)	“Award” means an Elective Grant or a Stock Award awarded under this Plan.

(c)	“Award Letter” means a written letter in such form as may from time to time be hereafter approved by the Committee, which Award Letter shall set forth the terms and conditions of a Stock Award under the Plan.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Board Approval” means approval by a majority of the directors present at a Board meeting at which a quorum is present.

(f)	(1) “Change in Control” shall mean the occurrence of any of the following events:

(i)	The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided, however, that for purposes of this paragraph (a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(ii)	The individuals who are members of the Incumbent Board cease for any reason to constitute at least two-thirds of the Board; or

(iii)	Approval by shareholders of the Company of:

(A)	A merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or

(B)	A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

(2)	Notwithstanding anything in this Section 2(f) to the contrary, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by

(i)	A trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or

(ii)	Any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

(3)	Moreover, notwithstanding anything in this Section 2(f) to the contrary, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(g)	“Company” means Scientific-Atlanta, Inc., a Georgia corporation.

(h)	“Committee” means the Governance and Nominations Committee of the Board or any other committee of the Board which is vested by the Board with responsibility to administer this Plan.

(i)	“Elective Grant” means the election by a Non-Employee Director pursuant to Section 4(a) hereof to receive a portion of his or her Quarterly Compensation in the form of Shares.

(j)	“Fair Market Value” means, with respect to the Shares, the four o’clock PM (EST) closing price of such Shares on the New York Stock Exchange on the date(s) in question, or, if the Shares shall not have been traded on any such date(s), the four o’clock PM (EST) closing price on the New York Stock Exchange on the first day prior thereto on which the Shares were so traded, or, if the Shares are not traded on the New York Stock Exchange, such other amount as may be determined by the Committee by any fair and reasonable means. Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

(k)	“Incumbent Board” means the individuals who as of the effective date of the Plan, as established in Section 15, were members of the Board and any individual becoming a director subsequent to the effective date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided, further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office:

(i)	as a result of either an actual or threatened “election contest” (within the meaning of Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), or;

(ii)	with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest.

(l)	“Non-Employee Director” means any person who is elected or otherwise appointed to the Board and who is not an employee of the Company or any of its subsidiaries.

(m)	“Option” means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. All Options shall be non-qualified options.

(n)	“Plan” means this Scientific-Atlanta, Inc. 2005 Equity Plan for Non-Employee Directors, as amended from time to time.

(o)	“Quarterly Compensation” means the sum of all meeting, retainer and Chairmanship or other fees that are both denominated in cash and earned by a Non-Employee Director during a fiscal quarter in his or her capacity as a Director of the Company. Compensation paid to Non-Employee Directors for their service to the Company in any other capacity shall be excluded from the calculation of Quarterly Compensation.

(p)	“Restricted Stock Award” means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the Plan. Restricted Stock Awards may be subject to restrictions which lapse over time.

(q)	“Restricted Stock Unit” means the right to receive an Award, denominated in cash but payable in Shares no later than two and one-half (2 1/2) months after the end of the calendar year or the fiscal year, whichever is later, in which the Award is no longer subject to a substantial risk of forfeiture, but subject to forfeiture and/or other restrictions set forth in the Plan. Restricted Stock Units are subject to restrictions which lapse over time.

(r)	“Share” or “Shares” means a share of the Company’s $.50 par value common stock together with associated preferred stock rights. Shares delivered to the Non-Employee Directors under this Plan may be either authorized but previously unissued shares or previously issued shares reacquired by the Company.

(s)	“Shareholder Approval” means the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of the Company at which a quorum is present.

(t)	“Stock Award” means an award determined by the Company (subject to adjustment as herein provided) granted to a Non-Employee Director pursuant to Section 5(a) hereof.

3.	STOCK SUBJECT TO THE PLAN

(a)	Maximum Number of Shares to be Awarded. The maximum number of Shares in respect for which Awards may be granted under the Plan shall be eight hundred thousand (800,000) Shares, subject to adjustment pursuant to Section 7 hereof. Such Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company.

(b)	Shares Underlying Expired, Cancelled or Unexercised Awards. Any Shares subject to issuance upon exercise of an Option, but which are not issued because of a surrender, cancellation, lapse, expiration or termination of any such Option, prior to issuance of the Shares, or any Shares paid in cash, shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued or issuable pursuant to any other Award which are subsequently forfeited, surrendered or not issued pursuant to the expiration, lapse or termination of the Award shall once again be available for issuance in satisfaction of Awards.

4.	ELECTIVE GRANTS

(a)	Each Non-Employee Director may make an election to receive up to 100 percent (100%) of his or her Quarterly Compensation (in increments of 5%) in the form of Shares pursuant to an Elective Grant made in accordance with this Section 4(a). The election by the Non-Employee Director to receive an Elective Grant must be in writing and must be delivered to the chief human resources officer of the Company before the start of the calendar year during which services are to be rendered by the Non-Employee Director. The election made by a Non-Employee Director pursuant to this Section 4(a) shall be irrevocable for the subsequent calendar year.

(b)	The number of Shares to be granted to a Non-Employee Director who makes an Elective Grant shall equal (i) the amount of the Quarterly Compensation earned during the Company’s fiscal quarter subject to the Elective Grant, divided by (ii) the Fair Market Value Per Share on the last day of such fiscal quarter. In no event shall the Company be required to issue fractional Shares. Any fractional Share will be rounded to the nearest whole Share.

(c)	If a Non-Employee Director elects to receive Shares, then, as soon as practicable after each Non-Employee Director’s Elective Grant of Shares is determined, the Company shall cause to be delivered to such Non-Employee Director a stock certificate or electronic shares registered in the name of the Non-Employee Director evidencing his or her Elective Grant. The Shares issued as a result of this provision shall be issued effective as of the first business day after the end of the Company’s fiscal quarter.

(d)	No right to an Elective Grant and no interest therein may be assigned, pledged, hypothecated, or otherwise transferred by a Non-Employee Director except, in the event of the death of a Non-Employee Director prior to the issuance of a stock certificate evidencing an Elective Grant, to the Non-Employee Director’s designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution.

5.	STOCK AWARDS

(a)	Every Non-Employee Director shall be granted a Stock Award as of the grant date(s) determined by the Committee or the Board. Such Stock Award, including, without limitation the number of Options, Shares, or Units to be covered by each Award, and the terms of any such Award, shall be determined by the Board or the Committee and shall take the form of one or more of the following: Options, Restricted Stock, Restricted Stock Units, or Shares.

(b)	Prior to the commencement of the calendar year, each Director shall make a binding election for the year as to the form of his or her Stock Awards, as among those alternatives designated by the Committee to be offered for that calendar year.

(c)	As soon as practicable after a Stock Award in the form of Shares is granted, the Company shall cause to be issued and delivered to each Non-Employee Director receiving a Stock Award a stock certificate or electronic shares registered in the name of such Non-Employee Director evidencing the Stock Award.

(d)	Non-Employee Directors shall not be deemed for any purpose to be, or have any rights as, shareholders of the Company with respect to any Stock Award in the form of Shares until the stock certificates are issued and then only from the date of the issuance of such stock certificates. Appropriate adjustments shall be made for dividends or distributions or other rights for which the record date is after the grant date of such Stock Award and prior to the issuance of such stock certificates.

(e)	Non-Employee Directors who receive Options shall receive such Options pursuant to the terms of this Section 5(e), as follows:

(i)	The exercise price per Share of any Option granted under the Plan shall not be less than the Fair Market Value of the Shares covered by the Option on the date the Option is granted.

(ii)	Options granted hereunder shall be exercisable for a term expiring on the tenth anniversary of the date of grant and shall be subject to earlier termination as hereinafter provided in Section 6, or such lesser term as may be specified by the Committee. No Option shall become exercisable before the first anniversary of the date of the grant. The total vesting period for any Option shall be at least three years from the date of grant and no more than one-third of the Shares granted in the Option shall vest in any one year.

(iii)	No change in the exercise price of a Stock Option shall be made without the expressed approval of the shareholders of the Company. Notwithstanding this Section 5(e), if there is a change in the capitalization of the Company, any outstanding Awards may be adjusted pursuant to Section 7 of the Plan.

(iv)	The Option Award Letter shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion.

(f)	Non-Employee Directors who receive Restricted Stock shall receive such Restricted Stock pursuant to the terms of this Section 5(f), as follows:

(i)	Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. After the Committee determines that it will grant an award of Restricted Stock under the Plan, it shall advise the Non-Employee Director in writing of the terms, conditions and restrictions related to the offer, including the Restricted Period, as defined in Section 5(f)(iii), applicable to such award, the imposition, if any, of any other restriction on an award of Restricted Stock, and the number of Shares.

(ii)	The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Letter, in the form determined by the Committee, evidencing the Award.

(iii)	With respect to an Award of Restricted Stock, which becomes non-forfeitable due to the lapse of time, the Committee shall prescribe in the Award Letter, the period, not to be less than three (3) years, during which such Restricted Stock is forfeitable (the “Restricted Period”).

(iv)	Each Non-Employee Director who is granted an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the recipient and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Non-Employee Director shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(v)	Except as otherwise provided in an Award Letter, the Non-Employee Director who is granted an Award of Restricted Stock shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Non-Employee Director promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Awards of Restricted Stock except as the Committee, in its sole discretion, shall otherwise determine.

(vi)	The Restricted Stock Award Letter shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock Award Letters need not be the same with respect to each recipient.

(g)	Non-Employee Directors who receive Restricted Stock Units, shall receive such Restricted Stock Units pursuant to the terms of this Section 5(g), as follows:

(i)	Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. After the Committee determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing of the terms, conditions and restrictions related to the offer, including the Restricted Unit Period, as defined in this Section 5(g)(iii), applicable to an Award, the imposition, if any, of any other restriction on an award, and the number of Restricted Stock Units to which such person shall be entitled.

(ii)	With respect to an award of Restricted Stock Units, which becomes non-forfeitable due to the lapse of time, the Committee shall prescribe in the Award Letter, the period, not to be less than three (3) years, in which such Restricted Stock is forfeitable (the “Restricted Unit Period”).

(iii)	A recipient who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Units.

(iv)	The Restricted Stock Units Award Letter shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock Units award agreements need not be the same with respect to each Participant.

(h)	An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of, or disposed of in any manner other than by will or by the laws of descent or distribution; provided, however, that the Committee may, in its discretion, grant transferable Options pursuant to option agreements specifying (i) the manner in which such Options are transferable and (ii) that any such transfer shall be subject to applicable laws. Except as otherwise provided by the Plan, an Award may only be exercised or purchased during the lifetime of the recipient of the Award or a transferee of an Option as permitted by this Section 5.

(i)	Non-Employee Directors who are appointed to the Board at times other than in conjunction with an Annual Meeting of the Company may be granted an Award by the Committee at the time they join the Board.

6.	EXPIRATION OF OPTIONS

(a)	Except as hereinafter provided, all Options shall expire on the earlier of (i) the last day of the tenth (10th) year after the date of grant or (ii) the date that a Non-Employee Director ceases to be a member of the Board; provided, however, that to the extent any unexpired Options are otherwise exercisable on the date that a Non-Employee Director ceases to be a member of the Board for any reason other than Cause (as defined below), death, Early Retirement (as defined below) or Mandatory Retirement (as defined below), such Options shall remain exercisable for one (1) year following the last day of the Non-Employee Director’s Board membership and shall expire if not exercised within said one (1) year period.

(b)	If Board membership ceases on account of death or Mandatory Retirement, all unexpired Options held by the Non-Employee Director (or by a permitted transferee) on the last day of the Non-Employee Director’s Board membership, whether exercisable or not exercisable, shall be immediately exercisable and remain exercisable for three (3) years following the last day of the Non-Employee Director’s Board membership and shall expire at the end of such three (3) year period if not exercised within said three (3) year period.

(c)	If Board membership ceases on account of Early Retirement, all unexpired Options held by the Non-Employee Director (or by a permitted transferee) on the last day of the Non-Employee Director’s Board membership, which are then exercisable or would have become exercisable had the Director continued as a member of the Board for one (1) additional year shall be immediately exercisable and remain exercisable for one (1) year following the last day of the Non-Employee Director’s Board membership and shall expire if not exercised within said one (1) year period. To the extent any otherwise unexpired Options are not exercisable in accordance with the immediately preceding sentence, they shall expire as of the effective date of such Non-Employee Director’s Early Retirement.

(d)	If a Non-Employee Director’s membership on the Board ends after the occurrence of Cause, all Options held by a Non-Employee Director (or by a permitted transferee) shall expire immediately on his or her last day of Board membership.

(e)	“Cause,” for the purposes of this Section 6, means any act or omission for which indemnification of the Director is prohibited by the Georgia Business Corporation Code (Sections 14-2-171 of the Code until July 1, 1989 and Section 14-2-856, as amended, on and after July 1, 1989).

(f)	“Mandatory Retirement,” for the purposes of this Section 6, means a Non-Employee Director’s ineligibility to be re-elected to the Board due to the terms of the retirement policy adopted by the Board (as amended from time to time), provided such ineligibility occurs after at least thirty-six (36) consecutive months of service on the Board.

(g)	“Early Retirement,” for the purposes of this Section 6, means a Non-Employee Director’s voluntary resignation from the Board after at least thirty-six (36) consecutive months of service on the Board.

7.	ADJUSTMENT UPON CHANGES IN CAPITALIZATION

If a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Company or the Shares occurs, then the number and/or kind of shares to be awarded under the Plan and the exercise price of Options shall be automatically and equitably adjusted, along with the total number of shares available for future Awards pursuant to the Plan, as required in order to prevent an unfavorable effect upon the value of the Awards to be made under this Plan. Any adjustment to the payment of options will be done in a manner such that the adjustments will not be treated as a grant of new options or a change in the form of payment for purposes of Section 409A of the Internal Revenue Code.

8.	CHANGE IN CONTROL

(a)	In the event of a Change in Control, then

(i)	All Options, then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, and

(ii)	all restrictions and conditions of all Restricted Stock and Restricted Stock Units then outstanding shall be deemed satisfied as of the date of the Change in Control.

(b)	The Committee, in its sole discretion and to the extent such provision would not result in the imposition of any interest or additional tax under Section 409A of the Internal Revenue Code and the regulations thereunder, may, at any time, and subject to the terms and conditions as it may impose,

(i)	Grant Awards that become exercisable only in the event of a Change in Control;

(ii)	Provide for Awards to be exercised automatically and only for cash in the event of a Change in Control, and;

(iii)	Provide in advance of, or at the time of, a Change in Control for cash to be paid in settlement of any Award in the event of a Change in Control.

(c)	Notwithstanding anything contained in this Plan to the contrary, in the event a Change in Control takes place and a Participant’s service is terminated prior to the Change in Control and the Participant reasonably demonstrates that such termination: (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates the Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs; then for all purposes of this Plan, the date of the Change in Control in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant’s service.

9.	DEFERRAL

Any Shares granted as a Stock Award under Section 5 this Plan may be deferred by a Non-Employee Director. If a Non-Employee Director chooses to defer such Shares, they shall be deferred under the provisions of the Deferred Compensation Plan for Non-Employee Directors of Scientific-Atlanta, Inc.

10.	ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have full authority, consistent with the Plan, to interpret the Plan and to promulgate such rules and regulations with respect to the Plan as it deems desirable for the administration of the Plan. The Committee shall have authority to determine all matters relating to the administration and granting of Awards. All decisions, determinations and interpretations of the Committee shall be binding upon all persons.

11.	COMPLIANCE WITH APPLICABLE LEGAL REQUIREMENTS

The Plan, the Awards, and the obligation of the Company to deliver Shares under the Plan shall be subject to all applicable laws, regulations, and the requirements of the exchanges on which Shares may, at the time, be listed. In the event that the Shares to be issued under this Plan are not registered under the Securities Act of 1933 and/or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that each Non-Employee Director to whom such Shares are to be issued represent and warrant in writing to the Company that the Shares are being acquired by him or her for investment for his or her account and not for resale or with any intent of participating directly or indirectly in any distribution of such Shares and a legend to that effect may be placed on the stock certificates representing such Shares.

12.	AMENDMENT OR TERMINATION OF THE PLAN

(a)	The Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax, securities or regulatory law, rules of exchange or requirement with which the Committee intends the Plan to comply.

(b)	Notwithstanding the foregoing, any such amendment, alteration, suspension, discontinuance or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Non-Employee Director and the Committee, which agreement must be in writing and signed by the Non-Employee Director and the Company.

(c)	Notwithstanding any other provision of this Plan, this Plan may not be altered, amended, suspended, discontinued or terminated for the two (2) year period commencing on the date of a Change in Control, other than amendments necessary to comply with applicable laws. Any alteration, amendment, suspension, discontinuance or termination of this Plan prior to a Change in Control which was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control, or otherwise arose in connection with or in anticipation of a Change in Control shall be null and void and shall have no effect whatsoever.

13.	GOVERNING LAW

This Plan is made in accordance with and shall be governed in all respects by the laws of the State of Georgia.

14.	EFFECTIVE DATE

This Plan shall become effective on the date of Shareholder Approval.

15.	TERM

The term of this Plan shall be for the period commencing as of the date of Shareholder Approval of this Plan as provided for in Section 14 above and ending on the earlier to occur of: (a) the tenth anniversary of the date this Plan becomes effective, as provided for in Section 14 above, and (b) the date this Plan is terminated or discontinued by the Board, as provided for in Section 12 above.

To record adoption of this Plan, the Company has caused as authorized officers to execute this Plan in the space below.

SCIENTIFIC-ATLANTA, INC.

By:
Name:	Brian C. Koenig
Title:	Senior Vice President—Human Resources

By:
Name:	Michael C. Veysey
Title:	Senior Vice President, General Counsel and Corporate Secretary

APPENDIX C

SCIENTIFIC-ATLANTA, INC.

BOARD CORPORATE GOVERNANCE GUIDELINES

Purpose

The Board of Directors of Scientific-Atlanta, Inc. (the “Company”) and its committees shall take appropriate actions to set the overall corporate tone for ethical behavior, sound business practices and quality financial reporting. The Board shall engage in active, independent and informed oversight of the Company’s business and affairs, including its senior management. In order to improve the effectiveness of such oversight, the Board has adopted these corporate governance guidelines to establish and preserve the independence and objectivity of directors by eliminating conflicts of interest and undue influence or control by management of the Company, and to provide directors with timely and sufficient information and analysis necessary to the discharge of their oversight responsibilities.

Qualification Standards

The Board shall review from time to time the skills, experience and characteristics of the current Board members and the needs of the Board and its committees to carry out their functions effectively. In evaluating the suitability of individual Board members, the Board will consider many factors, including integrity, character, mature judgment, independence, financial literacy, experience with similar companies and understanding of the Company’s business. In general, the Board believes that its membership should reflect a diversity of experience, gender, race and ethnicity.

Independence.    The Board shall consider the rules and regulations relating to director independence of the Securities and Exchange Commission (“SEC”) and The New York Stock Exchange (“NYSE”), and other non-employee director requirements, when appointing a new director or filling committee assignments. At least a majority of the Board will at all times be comprised of directors who meet the criteria for independence required by the NYSE and the SEC.

Change In Corporate Affiliations.    Directors who change the primary job responsibility they had when last elected to the Board shall submit a letter of resignation to the Governance and Nominations Committee (the “Governance Committee”) so that the Governance Committee and the Board can determine, on a case-by-case basis, whether their Board membership would continue to be free from conflict of interest and is otherwise appropriate and whether current committee assignments are appropriate given the change.

Limits on Number of Other Boards.    It is recognized by the Board that service by the directors on other outside boards can be beneficial. At the same time, service on the boards of publicly-held companies place considerable demands on directors. Except as approved by the Governance Committee, Directors shall not serve on more than six SEC reporting companies.

Mandatory Retirement and Term Limits.    The Board believes that it is in the best interest of the Company if as a matter of normal practice Directors do not serve beyond the age of 72. The Board’s policy is that no person who would be over the age of 69 at the time of the meeting at which such person would be elected will be recommended for election or re-election to the Board. In special and unusual cases, the Governance Committee may make exceptions to this retirement policy. Other than this retirement policy, the Board does not believe it should limit the number of terms for which an individual may serve as a director because directors who have served on the Board for an extended period of time are able to provide valuable insight into the Company’s operations and prospects based on their experience with the Company.

Selection Process for New Board Members.    The Board shall consider new Board candidates in accordance with the process set forth in Appendix C-1 hereto. The Governance Committee will consider nominations recommended by shareholders for directors who meet the minimum director qualifications and Board composition requirements set forth in Appendix C-1. Nominations must satisfy the process set forth in Appendix C-1 and the procedures for nominations of directors set forth in the Company’s By-laws, and must be in writing and addressed to Chairman, Governance and Nominations Committee, in care of the Office of the Corporate Secretary, Scientific-Atlanta, Inc., P.O. Box 465447, 5030 Sugarloaf Parkway, Lawrenceville, GA 30042.

Director Responsibilities

In addition to providing oversight and strategic guidance to the Company’s senior management, the Board shall perform a number of specific functions, including, but not limited to:

1.	Selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

2.	Annually appointing the Company’s corporate officers and providing counsel on the evaluation, development and compensation of senior management;

3.	Reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

4.	Reviewing and monitoring the Company’s financial objectives, strategic plans and significant actions, including significant capital allocations and expenditures;

5.	Assessing corporate performance and operating results against the Company’s strategic business plans and understanding the assumptions upon which these plans are based;

6.	Annually reviewing one-year operating plan that reflects strategic milestones;

7.	Assessing major risks facing the Company and reviewing options for their mitigation;

8.	Reviewing the Company’s dividend policy on a quarterly basis;

9.	Ensuring the ethical behavior and legal and regulatory compliance of the Company; and

10.	Ensuring governance processes are in place for maintaining the integrity of the Company’s financial statements, the integrity of compliance with law and ethics, the integrity of relationships with customers and suppliers, and the integrity of relationships with shareholders and other stakeholders.

Code of Conduct and Conflicts of Interest.    Each director shall maintain the Company’s standards of conduct and integrity, including complying with the Company’s Code of Conduct. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Governance Committee. All directors will recuse themselves from any discussion or decision affecting their personal, business or professional interests. The Company shall not enter into any contract, agreement or other arrangement (hereafter collectively “arrangement”) involving a payment (other than regular director’s fees and compensation) to a non-management director unless, after considering all material and relevant facts, the Governance and Nominations Committee determines by vote of a majority of the disinterested directors that the arrangement is fair to the Company and is otherwise appropriate.

Attendance.    The Board has five regularly scheduled meetings a year at which it reviews and discusses reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. The chair of the Board and of each committee has the flexibility to call a special meeting in his or her discretion. Each director is expected to commit the time necessary to prepare for, attend (in person or telephonically) and actively participate in regular and special meetings of the Board and committees on which they serve as needed to properly discharge his or her Board responsibilities The Board has not adopted a policy limiting the number of boards on which a director may sit, but directors should take into consideration the time commitment for service on the Company’s Board when deciding to sit on a new board.

Non-Management and Independent Director Sessions.    The non-employee members of the Board shall meet at least four times a year without management present; provided however, that at least one of the four non-management director sessions shall be attended only by the independent members of the Board. The purpose of these executive sessions shall include review of board policies, processes and practices, Company strategy, review of management performance, management succession plans and establishing key practices that promote professionalism, integrity, transparency, legal compliance and high ethical standards within the Company. A lead director shall be elected annually by the Board to preside over the non-management and independent director sessions. The lead director shall serve as the liaison between the non-management directors and the Chairman of the Board to ensure consistent communications in a timely manner between the non-management directors and management. Additionally, the lead director shall set the Board agenda in collaboration with the Chairman and have the ability to call special meetings of the Board.

Advance Review of Meeting Materials.    Information and data which are important to the Board’s understanding of the business and proposed Board actions will be distributed in writing to the Board before the Board meets. Management will make every attempt to provide concise, relevant pre-meeting materials.

Director Orientation and Continuing Education.    The Company’s general counsel, vice president of human resources, chief compliance officer and chief financial officer shall be responsible for providing orientation materials for new directors, and for periodically providing materials or briefing sessions for all directors on subjects that would assist them in discharging their duties.

Director Evaluation.    The Board and its committees shall conduct a self-evaluation periodically (and at least as often as required by applicable SEC and NYSE rules) to determine whether it and its committees are functioning effectively.

Director Compensation

The Governance Committee shall have responsibility for recommending to the Board compensation and benefits for non-employee directors. In discharging this duty, the Governance Committee shall be guided by the following goals:

•	compensation should fairly pay directors for work required in a company of similar size and scope of the Company;

•	the structure of the compensation should be simple, transparent and easy for shareholders to understand;

•	compensation should align directors’ interests with the long-term interests of shareholders; and

•	the Board’s policy that each director should hold Company stock at a level of three times the annual retainer for outside directors.

The Governance Committee shall review on an annual basis the form and amount of director compensation and benefits, including the annual retainer fee, the retainer fee for committee chairs, the annual stock award, the annual retirement award and the annual option grant.

Board Committees

The Board has the following standing committees:

•	The Audit Committee, which selects the Company’s independent auditors, evaluates the audit services and establishes policies on auditor rotation as appropriate based on its evaluations of audit services, evaluates the Company’s financial, accounting and audit policies, functions and systems, and approves the engagement of independent auditors to provide non-audit services;

•	The Executive Committee, which acts for the Board between meetings, subject to certain limitations;

•	The Governance and Nominations Committee, which considers nominations for directors, provides oversight of Board governance (including issues concerning size, committee structure, membership and compensation of the Board), ensures the ethical behavior and legal and regulatory compliance of the Company and ensures that governance processes are in place for maintaining the integrity of the Company’s financial statements and the integrity of relationships with customers, suppliers shareholders and other stakeholders;

•	The Human Resources and Compensation Committee (“HRCC”), which makes determinations as to the compensation and benefits to be paid to the Company’s officers and key employees; and

•	The Pension Committee, which monitors the Company’s qualified retirement plans to determine whether they are adequately funded and that funds are properly invested, reviews the performance of firms which provide investment advice and services to the Company on pension investment matters, and reviews material changes to the Company’s retirement plans.

The Board has the flexibility to form a new committee or subcommittee, or disband a current committee or subcommittee, at any time depending upon the circumstances and subject to the Georgia Business Corporation Code, SEC rules and regulations, NYSE listed company rules, Internal Revenue Code (“IRC”) requirements, and any other regulatory requirements. In addition, the Board shall consider applicable SEC, NYSE and IRC requirements when filling committee assignments with independent, non-employee directors as appropriate. The Governance Committee annually reviews the members of the Board committees and rotates committee chairs and members as appropriate to ensure that the committees are functioning properly and are productive.

Board Relationship with Management and Access to Independent Advisors

CEO Selection and Succession Planning.    The Board selects the Company’s CEO and Chairman in a manner that it determines to be in the best interests of the Company’s stakeholders. The HRCC reviews the CEO’s performance on an annual basis and determines the specific criteria on which CEO performance is evaluated. The Governance Committee periodically reviews the Company’s policies regarding management succession in the event of an emergency or retirement of the CEO.

Access to Senior Management.    Board members shall have full and free access to the officers, employees and the books and records of the Company. The CEO will, as appropriate, invite senior managers to attend Board meetings.

Access to Independent Advisors.    The Board and its committees shall have the right at any time to retain independent outside financial, legal or other advisors. In addition, the Company’s Vice President of Internal Audit and Vice President and Chief Compliance Officer each have a direct reporting line to the Audit Committee.

Management and Outside Boards.    The primary obligation of the CEO is to the Company, but it is recognized that service by the CEO on outside boards can be beneficial. Prior to accepting a new outside director position, the CEO shall discuss the outside board position with the Board. In addition, all outside board positions, except board positions with non-profit organizations, of the Company’s corporate officers must be approved by the Governance Committee. Except as approved by the Governance Committee, corporate officers shall not serve on more than two SEC reporting companies.

Management Stock Ownership.    In order to align the interests of officers and shareholders, executive officers of the Company are encouraged to hold Company stock at a level of one times their annual salary and three times annual salary in the case of the CEO.

Board Relationship with Shareholders and Others

Attendance at Annual Shareholders Meetings.    Each director is expected to be present at the annual shareholders meeting and to be available to respond to appropriate questions. Any director not able to attend an annual shareholders meeting shall notify the Chairman of the Board in advance.

Shareholder and Other Communications with the Board.    Any person, including any shareholder, who has a concern about the Company’s governance, by-laws, corporate conduct, business ethics or financial practices may communicate that concern to the Board of Directors by writing to the Board in care of the Office of the Corporate Secretary, Scientific-Atlanta, Inc., P.O. Box 465447, 5030 Sugarloaf Parkway, Lawrenceville, GA 30042. Concerns and proposed amendments to the Company’s by-laws communicated to the Board in the manner set forth in the foregoing sentence will be addressed through the Company’s regular procedures for addressing such matters. Depending on the nature of the concern, it may be referred to the Company’s compliance officer, the internal audit department, the legal or finance department or other appropriate departments. As they deem necessary or appropriate, the chairs of the Governance Committee and the Audit Committee may direct that certain concerns communicated to them be presented to the non-management directors as a group or that they receive special treatment, including the retention of outside counsel or other outside advisors. The status of concerns and proposed by-law amendments communicated to the Board, other than trivial or obscene items, will be reported periodically to the chair of the Governance Committee and the Audit Committee, as appropriate. In addition, the Company shall publish on its website procedures for communicating any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters directly to the Audit Committee by calling an Audit Committee hotline that is completely administered by a third party.

APPENDIX C-1: SELECTION PROCESS FOR NEW BOARD CANDIDATES

1.	The Governance and Nominations Committee shall regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In addition, the Governance and Nominations Committee shall regularly evaluate the structure of the Board and whether there are any specific qualities or skills that would complement the existing strengths of the Board or otherwise satisfy the Board composition principles set forth below.

2.	In the event that vacancies are anticipated, or otherwise arise, the Chair of the Governance and Nominations Committee shall initiate a search with specific criteria. Candidates may come to the attention of the Governance and Nominations Committee through current Board members, professional search firms, shareholders or other persons; provided however, that any shareholder nominations for director must comply with the procedures set forth in the Company’s By-laws.

3.	An initial slate of candidates that satisfies specific criteria determined above and the minimum director qualifications set forth below will be identified and presented to the Governance and Nominations Committee. A background check will be conducted to ensure that all director candidates qualify for membership on the Board and otherwise satisfy the Board composition considerations set forth below.

4.	The Chairman of the Board and at least one member of the Governance and Nominations Committee will interview prospective candidate(s).

5.	The full Board will be kept informed of progress.

6.	The Governance and Nominations Committee shall meet to consider and approve a final candidate (conduct interviews as schedules permit).

7.	The Governance and Nominations Committee, based on background information and the information obtained in interviews, shall determine whether to recommend to the full Board that a candidate be nominated to the Board.

Minimum Director Qualifications:

Members of the Board of Directors should have:

•	the highest professional and personal ethics and values,

•	broad experience at the policy-making level in business, government, education, technology or public interest,

•	ability to provide insights and practical wisdom based on their experience and expertise,

•	commitment to enhancing stockholder value,

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number, and

•	independence, as defined by applicable Securities and Exchange Commission and New York Stock Exchange Listed Company rules.

Board Composition:

The Governance and Nominations Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Candidates for Director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Corporation and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation, to maintain a balance of knowledge, experience and capability.

SCIENTIFIC-ATLANTA, INC.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON NOVEMBER 3, 2005

The undersigned hereby appoints James F. McDonald and Michael C. Veysey, and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and to vote the Common Stock as specified below at the Annual Meeting of Shareholders of Scientific-Atlanta, Inc. to be held on November 3, 2005 at 9:00 a.m., local time, at Scientific-Atlanta’s offices at 5030 Sugarloaf Parkway, Lawrenceville, GA 30044, and at any postponement or adjournment thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the Proxy Statement for said Annual Meeting (receipt of which is hereby acknowledged).

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR LISTED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3, FOR PROPOSAL NO. 4 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXYHOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

SCIENTIFIC-ATLANTA

P.O. BOX 11135

NEW YORK, N.Y. 10203-0135

(Continued and to be dated and signed on the reverse side.)

SCIENTIFIC-ATLANTA, INC.		Two Additional Ways to Vote Your Proxy VOTE BY TELEPHONE OR INTERNET 24 Hours a Day - 7 Days a Week Save your Company money - It’s Fast and Convenient

TELEPHONE 1-866-849-8141 • Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	INTERNET https://www.proxyvotenow.com/SFA • Go to the website address listed above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	MAIL • Mark, sign and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Your telephone or Internet vote authorizes
the named proxies to vote your shares in the
same manner as if you marked, signed and
returned your proxy card. If you have
submitted your proxy by telephone or the
Internet, there is no need for you to mail
back your proxy.

1-866-849-8141 CALL TOLL-FREE TO VOTE

Ú DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET Ú

Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

The Board of Directors favors an affirmative vote for the nominees for director listed below and for proposals 2, 3 and 4.

1. Election of Directors listed below.

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐

Nominees: (1) DAVID W. DORMAN, (2) WILLIAM E. KASSLING, AND (3) MYLLE H. MANGUM.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions:

	FOR	AGAINST	ABSTAIN

2. Ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2006.	☐	☐	☐

3. Re-approval of the Senior Officer Annual Incentive Plan, as amended.	☐	☐	☐

4. Approval and adoption of the 2005 Equity Plan for Non-Employee Directors.	☐	☐	☐

Change of Address and/or Comments Mark Here If you agree to access our Annual Report and Proxy Materials electronically in the future, please mark this box.	☐ ☐

Note: Please date and sign this Proxy exactly as name appears. When signing as attorney, trustee, administrator, executor or guardian, please give your title as such. In the case of joint tenants, each joint owner should sign.

Dated	, 2005

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